Exhibit 4.8




                    AMENDED AND RESTATED
                      CREDIT AGREEMENT

               DATED AS OF DECEMBER 20, 1996

                       BY AND BETWEEN

                    CIRCLE C LAND CORP.

                      as the Borrower

                            AND

          TEXAS COMMERCE BANK NATIONAL ASSOCIATION

                        as the Bank

                        TABLE OF CONTENTS


1.    CERTAIN DEFINITIONS.......................................2

2.    THE LOANS................................................ 12
      2.1.  Term Loan.......................................... 12
      2.2.  Revolving Credit Loans............................. 13

3.    LETTERS OF CREDIT........................................ 15
      3.1.  Obligation to Issue................................ 15
      3.2.  Conditions......................................... 15
      3.3.  Issuance of Facility Letters of Credit............. 16
      3.4.  Reimbursement Obligations; Duties of the Bank...... 16
      3.5.  Payment of Reimbursement Obligations............... 17
      3.6.  Exoneration........................................ 17
      3.7.  Compensation for Facility Letters of Credit........ 18

4.    INTEREST RATE PROVISIONS................................. 19
      4.1.  Interest Rate Determination........................ 19
      4.2.  Additional Interest Rate Provisions................ 20

5.    PREPAYMENTS AND OTHER PAYMENTS........................... 22
      5.1.  Required Prepayments............................... 22
      5.2.  Optional Prepayments............................... 22
      5.3.  Prepayment of Eurodollar Rate Loans................ 22
      5.4.  Place of Payment or Prepayment..................... 23
      5.5.  No Prepayment Premium or Penalty................... 23
      5.6.  No Reborrowing..................................... 23
      5.7.  Taxes.............................................. 23
      5.8.  Reduction  or  Termination of the Revolving Loan
Commitment..................................................... 23

6.    COMMITMENT FEE AND OTHER FEES............................ 23
      6.1.  Facility Fee....................................... 23
      6.2.  Commitment Fee..................................... 23
      6.3.  Facility Letter of Credit Fee...................... 24
      6.4.  Fees Not Interest; Nonpayment...................... 24

7.    APPLICATION OF PROCEEDS.................................. 24

8.    REPRESENTATIONS AND WARRANTIES........................... 24
      8.1.  Organization and Qualification..................... 24
      8.2.  Financial Statements............................... 24
      8.3.  Litigation......................................... 25
      8.4.  Default............................................ 25
      8.5.  Title to Assets.................................... 25
      8.6.  Payment of Taxes................................... 25
      8.7.  Conflicting or Adverse Agreements    or
            Restrictions....................................... 25
      8.8.  Authorization, Validity, Etc....................... 25
      8.9.  Investment Company Act Not Applicable.............. 25
      8.10. Public   Utility   Holding   Company   Act   Not
            Applicable......................................... 25
      8.11. Regulations G, T, U and X.......................... 26
      8.12. ERISA.............................................. 26
      8.13. No Financing of Corporate Takeovers................ 26
      8.14. Franchises, Co-licenses, Etc....................... 26
      8.15. Line of Business................................... 26
      8.16. Environmental Matters.............................. 26

9.    CONDITIONS............................................... 27
      9.1.  Representations True and No Defaults............... 27
      9.2.  Discharge of Debt.................................. 27
      9.3.  Governmental Approvals............................. 27
      9.4.  Compliance With Law................................ 27
      9.5.  Officer's Certificate and Other Documents.......... 27
      9.6.  Conversion/Continuation Documents.................. 27
      9.7.  Required Documents and Certificates................ 27

10.   AFFIRMATIVE COVENANTS.................................... 28
      10.1. Financial Statements and Information............... 28
      10.2. Lease Schedule..................................... 29
      10.3. Books and Records.................................. 29
      10.4. Insurance.......................................... 29
      10.5. Maintenance of Property............................ 29
      10.6. Inspection of Property and Records................. 29
      10.7. Existence, Laws, Obligations....................... 29
      10.8. Notice of Certain Matters.......................... 29
      10.9. ERISA.............................................. 30
      10.10. Compliance with Environmental Laws................ 30
      10.11. Settlement Statements............................. 31
      10.12. Payment Calculations.............................. 31

11.   NEGATIVE COVENANTS....................................... 31
      11.1. Mortgages, Etc..................................... 31
      11.2. Debt............................................... 32
      11.3. Loans, Advances and Investments.................... 33
      11.4. Merger, Consolidation, Etc......................... 33
      11.5. Supply and Purchase Contracts...................... 33
      11.6. Discount or Sale of Receivables.................... 34
      11.7. Change in Accounting Method........................ 34
      11.8. Sale of Inventory.................................. 34
      11.9. Securities Credit Regulations...................... 34
      11.10. Leases............................................ 34
      11.11. Nature of Business; Management.................... 34
      11.12. Transactions with Related Parties................. 34
      11.13. Contingent Liabilities............................ 34
      11.14. Hazardous Materials............................... 34
      11.15. Subordinated Debt................................. 35
      11.16. Phoenix Purchase Agreement........................ 35

12.   EVENTS OF DEFAULT; REMEDIES.............................. 35
      12.1. Failure to Pay Principal........................... 35
      12.2. Failure to Pay Interest............................ 35
      12.3. Failure to Pay Commitment Fee or Other Amounts..... 36
      12.4. Failure to Pay Other Debt.......................... 36
      12.5. Misrepresentation or Breach of Warranty............ 36
      12.6. Violation of Negative Covenants.................... 36
      12.7. Violation of Other Covenants, Etc.................. 36
      12.8. Bankruptcy and Other Matters....................... 36
      12.9. Dissolution........................................ 37
      12.10. Undischarged Judgment............................. 37
      12.11. Security Documents................................ 37
      12.12. Failure to Maintain Guaranty...................... 37
      12.13. Environmental Matters............................. 37
      12.14. Other Remedies.................................... 37
      12.15. Remedies Cumulative............................... 38

13.   MISCELLANEOUS............................................ 38
      13.1. Representation by the Bank......................... 38
      13.2. Amendments, Waivers, Etc........................... 38
      13.3. [intentionally omitted]............................ 38
      13.4. Reimbursement of Expenses.......................... 38
      13.5. Lien on Real and Personal Property................. 39
      13.6. Notices............................................ 39
      13.7. Governing Law...................................... 40
      13.8. Survival  of  Representations,   Warranties  and
            Covenants.......................................... 40
      13.9. Counterparts....................................... 40
      13.10. Separability...................................... 40
      13.11. Descriptive Headings.............................. 41
      13.12. Accounting Terms.................................. 41
      13.13. Limitation of Liability........................... 41
      13.14. Set-off........................................... 41
      13.15. Sale or Assignment................................ 41
      13.16. Interest.......................................... 41
      13.17. Indemnification................................... 42
      13.18. Payments Set Aside................................ 43
      13.19. Loan Agreement Controls........................... 43
      13.20. HLT Classification................................ 43
      13.21. Capital Requirements and Yield Maintenance........ 43
      13.22. FINAL AGREEMENT................................... 44


SCHEDULE 3.3      STANDBY LETTERS OF CREDIT

EXHIBIT "A"       TERM NOTE
EXHIBIT "B"       REVOLVING NOTE
EXHIBIT "C"       NOTICE OF BORROWING
EXHIBIT "D"       NOTICE OF RATE CONVERSION/CONTINUATION
EXHIBIT "E"       AMENDED AND RESTATED GUARANTY AGREEMENT
EXHIBIT "F"       FTX GUARANTY

                      AMENDED AND RESTATED
                         CREDIT AGREEMENT


            THIS AMENDED AND RESTATED CREDIT AGREEMENT (the "Credit Agreement" or "this Agreement") by and between CIRCLE C LAND CORP., a corporation organized under the laws of Texas (hereinafter called the "Borrower"), and TEXAS COMMERCE BANK NATIONAL ASSOCIATION, a national banking association (hereinafter called the "Bank"):

                       W IT N E S S E T H:

            WHEREAS, the Borrower and the Bank entered into that certain Credit Agreement, dated as of February 6, 1992
(the "Initial Agreement"); and

            WHEREAS, the Initial Agreement was amended by that certain First Amendment to Credit Agreement dated to be effective as of June 11, 1992, executed by the Borrower and the Bank (the "First Amendment"); and

            WHEREAS, the Initial Agreement was amended by that certain Second Amendment to Credit Agreement dated to be effective as of November 16, 1992, executed by Borrower and the Bank (the "Second Amendment"); and

            WHEREAS, the Initial Agreement was amended by that certain Third Amendment to Credit Agreement dated to be effective as of May 5, 1993, executed by the Borrower and the Bank (the "Third Amendment"); and

            WHEREAS, the Initial Agreement was amended by that certain Fourth Amendment to Credit Agreement and Revolving Note dated to be effective as of September 1, 1993, executed by the Borrower and the Bank (the "Fourth Amendment"); and

            WHEREAS, the Initial Agreement was amended by that certain Fifth Amendment to Credit Agreement dated to be effective as of February 2, 1994, executed by the Borrower and the Bank (the "Fifth Amendment"); and

            WHEREAS, the Initial Agreement was amended by that certain Sixth Amendment to Credit Agreement dated to be effective as of July 17, 1995, executed by the Borrower and the Bank (the "Sixth Amendment"); and

            WHEREAS, the Initial Agreement was amended by that certain Seventh Amendment to Credit Agreement dated to be effective as of December 12, 1996, executed by the Borrower and the Bank (the "Seventh Amendment") (the Initial Agreement as amended by the First Amendment, Second Amendment, Third Amendment, Fourth Amendment, Fifth Amendment, Sixth Amendment and Seventh Amendment, the "Amended Agreement"); and

            WHEREAS,   the   Borrower    desires    additional
modifications to the Amended Agreement; and

            WHEREAS, the Borrower has requested that the Amended Agreement be amended and restated as provided herein;
and

            WHEREAS, the Bank has agreed to amend and restate the Amended Agreement as provided herein;

            NOW, THEREFORE, for and in consideration of Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Borrower, the Borrower and the Bank hereby amend and restate the Amended Agreement and agree as follows:

            1. CERTAIN DEFINITIONS. Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings given to them as follows:

            "Additional Costs" shall mean, with respect to any Rate Period in the case of any Eurodollar Rate Loan, all costs, losses or payments, as determined by the Bank in its sole and absolute discretion (which determination shall be conclusive in the absence of manifest error), that the Bank or its Domestic Lending Office or its Eurodollar Lending Office does, or would, if such Eurodollar Rate Loan were funded during such Rate Period by the Domestic Lending Office or the Eurodollar Lending Office of the Bank, incur, suffer or make by reason of:

            (a) any and all present or future taxes (including, without limitation, any interest equalization tax or any similar tax on the acquisition of debt obligations, or any stamp or registration tax or duty or official or sealed papers tax), levies, imposts or any other charge of any nature whatsoever imposed by any taxing authority on or with regard to any aspect of the transactions contemplated by this Agreement, except such taxes as may be measured by the overall net income of the Bank or its Domestic Lending Office or its Eurodollar Lending Office and imposed by the jurisdiction, or any political subdivision or taxing authority thereof, in which the Bank's Domestic Lending Office or its Eurodollar Lending Office is located; and

            (b)   any  increase  in  the  cost  to the Bank of
agreeing  to  make  or  making,  funding  or  maintaining  any
Eurodollar Rate Loan because of or arising from (i) the introduction of, or any change (other than any change by way of imposition or increase of reserve requirements, in the case of any Eurodollar Rate Loan, included in the Eurodollar Rate Reserve Percentage) in or in the interpretation or administration of, any law or regulation or (ii) the compliance with any request from any central bank or other governmental authority (whether or not having the force of law).

            "Adjusted Excess Cash Flow" means Excess Cash Flow
calculated for each Quarter-Annual Period, minus any interest payments, payments of regularly scheduled principal installments and payments required under Subsection 5.1(d) of the Credit Agreement.

            "Affiliate" shall mean any Person controlling, controlled by or under common control with any other Person. For purposes of this definition, "control" (including "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or otherwise. If any Person shall own, directly or indirectly, beneficially and of record twenty percent (20%) or more of the equity (whether outstanding capital stock, partnership interests or otherwise) of another Person, such Person shall be deemed to be an Affiliate.

            "Agreement" shall mean this Credit Agreement, as the same may be amended, modified or supplemented from time to time.

            "Applicable Lending Office"  shall mean the Bank's
(a) Domestic Lending Office in the case of a Base Rate Loan and (b) Eurodollar Lending Office in the case of a Eurodollar
Rate Loan.

            "Base Rate" shall mean, for any day, a rate per annum (rounded upward to the nearest 1/16 of 1%) equal to the greater of (a) the Prime Rate (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be) and (b) the Federal Funds Rate in effect for such day plus one-half of one percent (1/2%). For purposes of this Agreement, any change in the Base Rate due to a change in the Federal Funds Rate shall be effective on the effective date of such change in the Federal Funds Rate. If for any reason the Bank shall have determined (which determination shall be conclusive and binding, absent manifest error) that it is unable to ascertain the Federal Funds Rate for any
reason,   including,  without  limitation,  the  inability  or
failure of the Bank to obtain sufficient bids or publications in accordance with the terms thereof, the Base Rate shall be the Prime Rate until the circumstances giving rise to such inability no longer exist.

            "Base Rate Loan" shall mean any Loan which bears interest at the Base Rate.

            "Bill of Sale" shall mean the Bill of Sale, Assignment and Assumption Agreement, dated June 11, 1992, executed by FREEPORT-McMoRan INC., a Delaware corporation, and FM Properties.

            "Borrowing Date" shall mean a date upon which the Borrower has requested a Loan is to be made in a Notice of Borrowing delivered pursuant to Section .

            "Borrower's Cash Reserve" shall mean on the last day of each Quarter-Annual Period during the term of the Loans, the amount in cash necessary to bring the total cash reserves held by Borrower to equal the amount of $300,000.

            "Budget"   shall  mean  the  budget  described  in
Section .

            "Business Day" shall mean a day when the Bank is open for business, provided that, if the applicable Business Day relates to any Eurodollar Rate Loan, it shall mean a day when the Bank is open for business and banks are open for business in the Eurodollar interbank market selected by the Bank in determining the Eurodollar Rate and in New York City.

            "Circle C Tract" shall mean the real property and the personal property relating to it as described in Section .

            "Closing Date" shall mean February 6, 1992.

            "Code"  shall  mean the Internal Revenue  Code  of
1986, as amended, as now or hereafter in effect, together with
all  regulations,  rulings  and   interpretations  thereof  or
thereunder issued by the Internal Revenue Service.

            "Commitment"  shall  mean   the   Revolving   Loan
Commitment, the Term Loan Commitment, and the Letter of Credit
Commitment.

            "Conversion/Continuation   Date"  shall  have  the
meaning set forth in Section (a)(ii).

            "Current Debt" shall mean any obligation for borrowed money (and any notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money) payable on demand or within a period of one year from the date of the creation thereof; provided that (i) any obligation, except Debt represented by the Notes, shall be treated as Funded Debt, regardless of its term, if such obligation is renewable, pursuant to the terms thereof or of a revolving credit or similar agreement, to a date more than one year after the date of the creation of such obligation and (ii) all Debt represented by the Notes shall be treated as Current Debt.

            "Debt"  shall mean Funded Debt or Current Debt, as
the  case  may  be,  including   the  Borrower's  indebtedness
represented by the Notes.

            "Debtor Laws" shall mean all applicable liquidation, conservatorship, bankruptcy, moratorium, arrangement, receivership, insolvency, reorganization, or similar laws, or general equitable principles from time to time in effect affecting the rights of creditors generally.

            "Default" shall mean any of the events specified in Section , whether or not there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act.

            "Dollars" and "$" shall mean lawful currency of the United States of America.

            "Domestic Lending Office" shall mean the Bank's office located at 717 Travis, Houston, Texas 77002 or such other office of the Bank as the Bank may from time to time specify to the Borrower.

            "Environmental    Law"    shall    mean    (a) the
Comprehensive Environmental Response, Compensation and Liability Act of 1980 (as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C.A. 9601 et seq.), as amended from time to time, and any and all rules and
regulations  issued  or  promulgated  thereunder   ("CERCLA");
(b) the Resource Conservation and Recovery Act (as amended by the Hazardous and Solid Waste Amendment of 1984, 42 U.S.C.A.
 6901 et seq.), as amended from time to time, and any and all rules and regulations issued or promulgated thereunder
("RCRA"); (c) the Clean Air Act, 42 U.S.C.A.   7401  et seq.,
as amended from time to time, and any and all rules and regulations issued or promulgated thereunder; (d) the Clean Water Act of 1977, 33 U.S.C.A. 1251 et seq., as amended from time to time, and any and all rules and regulations issued or promulgated thereunder; (e) the Toxic Substances Control Act, 15 U.S.C.A. 2601 et seq., as amended from time to time, and any and all rules and regulations issued or promulgated thereunder; or (f) any other federal or state law, statute, rule, or emulation enacted in connection with or relating to the protection or regulation of the environment (including, without limitation, those laws, statutes, rules, and regulations regulating the disposal, removal, production, storing, refining, handling, transferring, processing, or transporting of Hazardous Materials) and any rules and regulations issued or promulgated in connection with any of the foregoing by any governmental authority, and "Environmental Laws" shall mean each of the foregoing.

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and all rules, regulations, rulings and interpretations thereof issued by the Internal Revenue Service or the Department of Labor thereunder.

            "Eurocurrency Liabilities" shall have the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

            "Eurodollar Lending Office" shall mean the Bank's office located at 717 Travis, Houston, Texas 77002 or such other office of the Bank as the Bank may from time to time specify to the Borrower.

            "Eurodollar Rate" shall mean with respect to the applicable Rate Period in effect for each Eurodollar Rate Loan, the sum of (a) 1 percent (1%) plus (b) the quotient obtained by dividing (i) the annual rate of interest determined by the Bank, at or before 10:00 a.m. (Houston time) (or as soon thereafter as practicable), on the second Business Day prior to the first day of such Rate Period, to be the annual rate of interest at which deposits of Dollars are offered to the Bank by prime banks in whatever Eurodollar interbank market may be selected by the Bank in its sole discretion, acting in good faith, at the time of determination and in accordance with the then existing practice in such market for delivery on the first day of such Rate Period in immediately available funds and having a maturity equal to such Rate Period in an amount equal (or as nearly equal as may
be) to the unpaid principal amount of such Eurodollar Rate Loan by (ii) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Rate Period. Each determination of the Eurodollar Rate made by the Bank in accordance with this paragraph shall be conclusive except in the case of manifest error.

            "Eurodollar Rate Loan" shall mean any Loan which bears interest at the Eurodollar Rate.

            "Eurodollar Rate Reserve Percentage" of the Bank for any Rate Period for any Eurodollar Rate Loan shall mean the reserve percentage applicable during such Rate Period (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Rate Period during which any such percentage shall be so applicable) under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental, or other marginal reserve requirement) for member banks of the Federal Reserve System with deposits exceeding $1,000,000,000 with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Rate Period.

            "Event of Default" shall mean any of the events specified in Section , provided that there has been satisfied any applicable requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act.

            "Excess  Cash Flow" shall mean, for any Period, an
amount equal to Gross Cash Receipts for such period, (i) minus Operating Expenses for such Period other than interest payments made on the secured Debt described in Subsection 11.2(f) of the Credit Agreement, (ii) plus (or minus) to the extent not otherwise included in Gross Cash Receipts, the cash effect of extraordinary gains (or the cash effect of extraordinary losses) during such period, (iii) minus any payments or prepayments of the Loans or Reimbursement Obligations made hereunder, other than prepayments representing Adjusted Excess Cash Flow made pursuant to Subsection 5.1(a), (iv) minus any payments made to the Bank consisting of MUD Proceeds or consisting of proceeds of the Debt described in Section 11.2(g) of the Credit Agreement, (v) minus the Borrower's Cash Reserve. The term "Excess Cash Flow" when used in calculating payments to be made on the loans permitted under Subsection 11.2(f) of the Credit Agreement shall mean Excess Cash Flow calculated each Quarter-Annual Period. Notwithstanding the foregoing, Excess Cash Flow used to make payments on the loans permitted under Subsection 11.2(f) of the Credit Agreement shall not consist of any of the proceeds of the Revolving Credit Loans.

            "Expiration Date" shall mean the last day of a Rate Period.

            "Facility  Fee"  shall   mean   the  facility  fee
specified in Section .

            "Facility Letter(s) of Credit" shall mean, in the singular form, any Standby Letter of Credit issued by the Bank for the account of the Borrower pursuant to Section and, in the plural form, all such Standby Letters of Credit issued for the account of the Borrower.

            "Facility Letter of Credit Fee" shall have the meaning set forth in Section .

            "Facility Letter of Credit Obligations" shall mean, at any particular time, the sum of (a) the Reimbursement Obligations, plus (b) the aggregate undrawn face amount of all outstanding Facility Letters of Credit, in each case as determined by the Bank.

            "Federal Funds Rate" shall mean, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal fund transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, of the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Bank from three Federal funds brokers of recognized standing selected by it.

            "FM Properties" shall mean FM Properties Operating
Co., a Delaware general partnership.

            "FTX Guaranty" shall mean the Amended and Restated
FTX Guaranty Agreement described in clause (ii) of the definition of the term Guaranty Agreements.

            "FTX Security Agreement" shall mean the FTX Security Agreement dated as of July 17, 1995 between FREEPORT-McMoRan Inc. as pledgor and Chemical as collateral agent for the creditors party to the Second Amendment and Restatement dated as of July 17, 1995 of the FTX Intercreditor Agreement among Chemical, as agent for the FTX Lenders and as agent for the FM Lenders and Hibernia National Bank, as agent for the Pel-Tex Lenders, and the Bank and as further amended from time to time.

            "Funded   Debt"   shall  mean  (a) any  obligation
payable more than one year from the date of the creation thereof which would, in accordance with generally accepted accounting principles, be shown on a balance sheet as a liability and (b) any guaranty or any other contingent liability (direct or indirect) in connection with the obligations, stock or dividends of any Person and any obligation under any contract which, in economic effect, is the substantial equivalent of a guaranty.

            "Governmental Authority" shall mean any (domestic or foreign) federal, state, county, municipal, parish, provincial, or other government, or any department, commission, board, court, agency (including, without limitation, the EPA), or any other instrumentality of any of them or any other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory, or administrative functions of, or pertaining to, government, including, without limitation, any arbitration panel, any court, or any commission.

            "Gross Cash Receipts" shall mean all cash receipts of any kind or character, including but not limited to proceeds of the Revolving Credit Loans and the loans permitted under Section 11.2(f) of the Credit Agreement, receipts relating to the sale of single-family and multi-family lots, receipts from leases and the sale of land for retail, office, and research and development use, golf course income, gas refunds, lot interest income, bond refunds and bond proceeds, including the MUD Proceeds, or loan proceeds relating thereto.

            "Guarantor" shall mean FREEPORT-McMoRan INC., a Delaware corporation.

            "Guaranty Agreements" shall mean (i) the Amended and Restated Guaranty Agreement dated of even date herewith, for the benefit of the Bank, executed by FREEPORT-McMoRan INC., substantially in the form of the Amended and Restated Guaranty Agreement attached hereto as Exhibit "E", covering all obligations of the Borrower under the Loan Documents other than principal and interest on the Notes, and any and all amendments, modifications, renewals and extensions thereof; and (ii) the Amended and Restated FTX Guaranty Agreement, dated as of December 20, 1996, executed by FREEPORT- McMoRan INC., partially guaranteeing inter alia the payment of principal and interest on the Notes, substantially in the form of the FTX Guaranty Agreement attached as Exhibit "F", and any and all amendments, modifications, renewals and extensions thereof, which FTX Guaranty Agreement is secured by the FTX Security Agreement more particularly described therein.

            "Hazardous Materials" shall mean (a) any "hazardous waste" as defined by RCRA; (b) any "hazardous substance" as defined by CERCLA; (c) asbestos;
(d) polychlorinated biphenyls; (e) any flammables, explosives or radioactive materials; (f) any substance, the presence of which on any of the Borrower's properties is prohibited by any governmental authority; and (g) any other substance which, pursuant to any Environmental Laws, requires special handling in its collection, use, storage, treatment or disposal.

            "Highest Lawful Rate" shall mean, with respect to the Bank, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged, or received with respect to the Notes or on other amounts, if any, due to the Bank pursuant to this Agreement or any other Loan Document, under laws applicable to the Bank which are presently in effect, or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

            "Indemnified Parties" shall have the meaning set forth in Section .

            "Interest Payment Date" shall mean (a) as to any Base Rate Loan, the sixth (6th) day of each May, August, November and February throughout the term of the Base Rate Loan, beginning with May 6, 1992 (or if any such date is not a Business Day, then the next preceding Business Day); (b) as to any Eurodollar Rate Loan, the sixth (6th) day of each May, August, November and February throughout the term of the Eurodollar Rate Loan.

            "L/C Maturity Date" shall mean February 28, 1998.

            "L/C Termination  Date"  shall  mean  February 28,
1997.

            "Liabilities"  shall  mean  all obligations  which
would, in accordance with generally accepted accounting principles, be classified on a balance sheet as liabilities, including, without limitation, (i) indebtedness secured by Liens against property of the Borrower whether or not the Borrower is liable for the payment thereof and (ii) deferred liabilities.

            "Letter(s) of Credit" shall mean, in the singular form, any letter of credit issued by any Person for the account of the Borrower and, in the plural form, all such letters of credit issued by any Person for the account of the Borrower.

            "Letter of Credit Commitment" shall mean the Bank's commitment to issue Facility Letters of Credit up to an aggregate amount of $85,573.00.

            "Letter of Credit Reimbursement Agreement" shall mean, with respect to a Facility Letter of Credit, such form of application therefor and form of reimbursement agreement therefor (whether in a single or several documents, taken together) as the Bank may employ in the ordinary course of business for its own account, whether or not providing for collateral security, with such modifications thereto as may be agreed upon by the Bank and the account party; provided, however, in the event of any conflict between the terms of any Letter of Credit Reimbursement Agreement and this Agreement, the terms of this Agreement shall control.

            "Lien" shall mean any claim, mortgage, deed of trust, pledge, security interest, encumbrance, lien, mechanic's or materialmen's lien, or charge of any kind (including, without limitation, any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof).
            "Loan" or "Loans" shall mean a loan or loans, respectively, from the Bank to the Borrower made under this Agreement. "Term Loan" shall mean the Loan made under Section . "Revolving Credit Loan" shall mean any Loan made under Section .

            "Loan Documents" shall mean this Agreement, the Notes, all Security Documents, and all instruments, certificates and agreements now or hereafter executed or delivered to the Bank pursuant to any of the foregoing and the transactions connected therewith, and all amendments, modifications, renewals, extensions, increases and rearrangements of, and substitutions for, any of the foregoing.

            "Material Adverse Effect" shall mean any material adverse effect on (a) the financial condition, business, properties, assets, prospects or operations of the Borrower, or (b) the ability of the Borrower or any Person to perform its respective obligations under this Agreement or any other Loan Document to which it is a party on a timely basis.

            "Maturity Date" shall  mean the Revolving Maturity
Date or the Term Maturity Date, as the case may be.

            "MUD Proceeds" shall mean all proceeds from the sale of bonds issued by Circle C Municipal Utility District #3 or Circle C Municipal Utility District #4 or by any other CCMUD (as defined in the Phoenix Purchase Agreement) prior to the closing of the Phoenix Purchase and allocable to reimbursement of eligible infrastructure.

            "Non-Facility Letter of Credit" shall mean any Letter of Credit which is not a Facility Letter of Credit.

            "Note" or "Notes" shall mean a promissory note or promissory notes, respectively, of the Borrower, executed and delivered under this Agreement. "Term Note" shall mean the promissory note of the Borrower executed and delivered under Section . "Revolving Note" shall mean the promissory note of the Borrower executed and delivered under Section 2.2.

            "Notice of Borrowing" shall mean a Notice of Revolving Loan Borrowing or a Notice of Term Loan Borrowing, as the case may be, or, in the case of a combination of the two as reflected in Exhibit "C", a combined Notice of Borrowing. A Notice of Borrowing of whatever type shall be limited to three different combinations of interest rates, types of Loans and Rate Periods.

            "Notice of Rate Change/Continuation" shall have the meaning set forth in Section (a)(ii).

            "Notice of Revolving Loan Borrowing" shall have the meaning set forth in Section (c).

            "Notice of Term Loan Borrowing" shall have the meaning set forth in Section (c).

            "Officer's Certificate" shall mean a certificate signed in the name of the Borrower by either its President, one of its Vice Presidents, its Treasurer, its Secretary or one of its Assistant Treasurers or Assistant Secretaries.

            "Operating   Expenses"    shall    mean,   without
duplication, for any period, (i) the amount of any interest expense to the extent paid in cash, plus (ii) income taxes paid in cash in such period, plus (iii) development, operating, holding, and marketing expenses of whatever kind or character related to the development of the Circle C Tract, including the following costs, expenses, and expense categories: construction costs, landscape, taxes, amenities, management fees, legal fees, insurance, accounting, advertising, closing costs, homeowners fees, and M.U.D. standby fees.

            "Option Agreement" shall mean that certain Option Agreement dated effective February 6, 1992, entered into by David B. Armbrust, Trustee, and Borrower, pursuant to which Borrower granted David B. Armbrust, Trustee, an option to purchase the Circle C Tract on the terms and conditions set forth therein, the ownership rights to such option having been transferred by Bill of Sale to FM Properties. The Option Agreement is currently held for the benefit of FM Properties by Kenneth N. Jones, Trustee, as reflected in that Notice of Change of Trustee, dated March 16, 1993, recorded in Volume 11894, Page 389, Real Property Records of Travis County, Texas

            "Party" or "Parties" shall mean a Person or all Persons other than the Bank executing any Loan Document.

            "Period" shall mean any Quarter-Annual Period.

            "Person" shall mean an individual, partnership, joint venture, corporation, joint stock company, bank, trust, unincorporated organization and/or a government or any department or agency thereof. "Persons" shall mean the plural of Person.

            "Phoenix Purchase" shall mean the purchase by Phoenix Holdings, Ltd. of the commercial land described as the "Land" in the Phoenix Purchase Agreement (the "Phoenix Purchase Land"), and consisting of a portion of the Circle C Tract, pursuant to the terms and provisions of the Phoenix Purchase Agreement.

            "Phoenix Purchase Agreement" shall mean the Purchase and Sale Agreement effective as of May 31, 1996, by and between Borrower and Phoenix Holdings, Ltd. and covering the purchase by Phoenix Holdings, Ltd of the Phoenix Purchase Land, as amended by (i) the First Addendum to Purchase and Sale Agreement effective as of May 30, 1996, by and between Borrower, Phoenix Holdings, Ltd. and FM Properties Inc.; and
(ii) the Second Addendum to Purchase and Sale Agreement effective September 10, 1996, by and between Phoenix Holdings, Ltd. and Borrower.

            "Plan" shall mean any plan subject to Title IV of ERISA and maintained for employees of the Borrower or of any member of a "controlled group of corporations," as such term is defined in the Code, of which the Borrower is a member, or any such plan to which the Borrower is required to contribute on behalf of its employees.

            "Prime Rate" shall mean the prime rate announced from time to time by the Bank, and thereafter entered in the minutes of the Bank's Senior Credit Origination Committee. Without notice to the Borrower or any other Person, the Prime Rate shall change automatically from time to time as and in the amount by which said Prime Rate shall fluctuate, with each such change to be effective as of the date of each change in such Prime Rate. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Bank may make commercial or other loans at rates of interest at, above or below the Prime Rate.

            "Quarter-Annual Period" shall mean (i) each period from January 1 of any calendar year through March 31 of the same calendar year; (ii) each period from April 1 of any calendar year through June 30 of the same calendar year; (iii) each period from July 1 of any calendar year through September 30 of the same calendar year; and (iv) each period from October 1 of any calendar year through December 31 of the same calendar year.

            "Rate Period" shall mean the period of time for which the Eurodollar Rate shall be in effect as to any Eurodollar Rate Loan, commencing with the Date or the Expiration Date of the immediately preceding Rate Period, as the case may be, applicable to and ending on the effective date of any rate change or rate continuation made as provided in Section (a) as the Borrower may specify in the Notice of Borrowing or the Notice of Rate Change/Continuation, subject, however, to the early termination provisions of the second sentence of Section (c) relating to any Eurodollar Rate Loan; provided, however, that any Rate Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Rate Period shall end on the next preceding Business Day.

            "Release" shall mean a "release", as such term is defined in CERCLA.

            "Reimbursement Obligations" shall mean the reimbursement or repayment obligations of the Borrower to Bank pursuant to this Agreement or the applicable Letter of Credit Reimbursement Agreement with respect to Facility Letters of Credit issued for the account of the Borrower.

            "Reportable Event" shall have the meaning set forth in Section

            "Revolving Loan Commitment" shall have the meaning set forth in Section (a).

            "Revolving  Maturity Date" shall mean February 28,
1998.

            "Revolving  Note"   shall  mean  the  Amended  and
Restated Revolving Note described  in  Section 2.2(b)  of  the
Credit Agreement.

            "Revolving  Termination  Date" shall mean February
28, 1998.

            "Second  Closing  Date" shall  mean  December  20,
1996.

            "Securities Act" shall have the meaning set forth in Section .

            "Security Documents" shall mean the Guaranty Agreements, as they may be amended or modified from time to time, and any and all other agreements, deeds of trust, mortgages, chattel mortgages, security agreements, pledges, guaranties, assignments of production or proceeds of production, assignments of income, assignments of contract rights, assignments of partnership interest, assignments of royalty interests, assignments of performance, completion or surety bonds, standby agreements, subordination agreements, undertakings and other instruments and financing statements now or hereafter executed and delivered by any Person (other than solely by the Bank and/or any other creditor participating in the Loans evidenced by the Notes or any collateral or security therefor) in connection with, or as security for the payment or performance of, the Notes, any indebtedness renewed or extended by such Notes and the Borrower's obligations under this Agreement.

            "Term Loan Commitment" shall have the meaning set forth in Section (a).

            "Term Maturity Date" shall mean February 28, 1998.

            "Term Note"  shall  mean  the Amended and Restated
Term Note described in Section 2.1(b) of the Credit Agreement.

            "Type" shall mean, with respect to any Loan, any Base Rate Loan or any Eurodollar Rate Loan.

            "Unused L/C Facility" shall mean, at any time, the amount, if any, by which the Letter of Credit Commitment exceeds the aggregate outstanding amount of all Facility
Letter of Credit Obligations.

            2.    THE LOANS.

            2.1.  Term Loan.

            (a) Upon the terms and conditions and relying upon the representations and warranties herein set forth, the Bank agrees to make a Term Loan to the Borrower in the amount of $15,628,358.00 (the "Term Loan Commitment") on the Closing Date.

            (b) The Borrower shall execute and deliver to the Bank to evidence the Term Loan made by the Bank under the Term Loan Commitment, an Amended and Restated Term Note, which shall be (i) dated the Second Closing Date; (ii) in the principal amount of the Term Loan Commitment; and (iii) in substantially the form attached hereto as Exhibit "A" with the blanks appropriately filled. Borrower shall not be required to make any principal installment payments on the Term Loan provided, however, that the Borrower shall make the required prepayment described in Subsection 5.1(d) of the Credit Agreement and to pay in full all outstanding principal and interest on the Term Loan on the Term Maturity Date. The Term Note shall bear interest on the unpaid principal amount thereof from time to time outstanding at the rate per annum determined as specified in Sections , and , payable on each Interest Payment Date and at maturity, commencing with the first Interest Payment Date following the date of the Term Note. Any amount of principal which is not paid when due (whether at stated maturity, by acceleration or otherwise) shall bear interest at a rate which shall be equal to the lesser of (x) two percent (2%) above the Base Rate or (y) the Highest Lawful Rate.

            (c) The borrowing hereunder shall be in the amount of the Term Loan Commitment. The Term Loan shall be made upon prior written notice from the Borrower to the Bank (the "Notice of Term Loan Borrowing") delivered to the Bank not later than 11:00 a.m. (Houston time) (i) on the third Business Day prior to the Closing Date, if such borrowing consists of Eurodollar Rate Loans and (ii) on the Closing Date, if such borrowing consists of Base Rate Loans. The Notice of Term Loan Borrowing shall be irrevocable and shall specify (i) the rate of interest that the Term Loan shall bear; (iii) with respect to any Eurodollar Rate Loan, the initial Rate Period with respect thereto and the Expiration Date of the initial Rate Period; and (iv) the demand deposit account of the Borrower at the Bank's Applicable Lending Office into which the proceeds of the borrowing are to be deposited or instructions for wire transfer of such proceeds of the borrowing or other disposition of the borrowing in accordance with a Third Party Loan Proceeds Disbursement Authorization. The Borrower may designate up to three different combinations of interest rates and Rate Periods in any Notice of Borrowing. The Borrower may give the Bank telephonic notice by the required time of any proposed borrowing under this Section ; provided, that such telephonic notice shall be confirmed in writing by delivery to the Bank promptly (but in no event later than the Closing Date) of a Notice of Term Loan Borrowing. The Bank shall not incur any liability to the Borrower in acting upon any telephonic notice referred to above which the Bank believes in good faith to have been given by the Borrower, or for otherwise acting in good faith under this Section .

            (d) Upon fulfillment of the applicable conditions set forth in Section , on the Closing Date, the Bank shall make the borrowing available to the Borrower at the Bank's Applicable Lending Office in immediately available funds. The Bank shall pay or deliver the proceeds of the borrowing to or upon the order of the Borrower against delivery to the Bank of the Term Note. Any deposit to the Borrower's demand deposit account by the Bank or any wire transfer of the proceeds of the borrowing pursuant to a request (whether written or oral) believed by the Bank to be an authorized request by the Borrower for the Term Loan hereunder shall be deemed to be the Term Loan hereunder for all purposes with the same effect as if the Borrower had in fact requested the Bank to make such Term Loan.

            (e) Any payment (other than a prepayment) made on the Term Loan at such time as accrued but unpaid interest on any of the Loans is outstanding shall be applied in the following order: (i) to accrued but unpaid interest on the Term Loan; (ii) to accrued but unpaid interest on the Revolving Credit Loans; and (iii) to the next consecutive installment(s) of principal on the Term Loan.

            2.2.  Revolving Credit Loans.

            (a)   Upon the terms  and  conditions  and relying
upon the representations and warranties herein set forth, the Bank agrees to make Revolving Credit Loans to the Borrower on any one or more Business Days prior to the Revolving Termination Date, up to an aggregate principal amount of Revolving Credit Loans not exceeding at any one time outstanding $13,500,000.00 (such amount, as it may be reduced from time to time pursuant to Section 5.8 being the Bank's "Revolving Loan Commitment"). Within such limits and during such period and subject to the terms and conditions of this Agreement, the Borrower may borrow, repay and reborrow hereunder.

            (b) The Borrower shall execute and deliver to the Bank to evidence the Revolving Credit Loans made by the Bank under the Bank's Revolving Loan Commitment, an Amended and Restated Revolving Note, which shall be (i) dated the date of the initial Revolving Credit Loan made hereunder; (ii) in the principal amount of the Revolving Loan Commitment; and
(iii) in substantially the form attached hereto as Exhibit "B" with the blanks appropriately filled. The outstanding principal balance of the Revolving Note shall be payable on or before the Revolving Maturity Date. The Revolving Note shall bear interest on the unpaid principal amount thereof from time to time outstanding at the rate per annum determined as specified in Sections , and , payable on each Interest Payment Date and at maturity, commencing with the first Interest Payment Date following the date of the Revolving Note. Any amount of principal which is not paid when due (whether at stated maturity, by acceleration or otherwise) shall bear interest at a rate which shall be equal to the lesser of (x) two percent (2%) above the Base Rate or (y) the Highest Lawful Rate.

            (c) The Borrower may borrow under the Revolving Loan Commitment up to but no more than two (2) times per calendar month. Each borrowing hereunder shall be (i) in the case of any Eurodollar Rate Loan, in an aggregate amount of not less than $100,000.00; or (ii) in the case of any Base Rate Loan, in an aggregate amount of not less than $100,000.00 and, at the option of the Borrower, any borrowing under this Section may be comprised of up to two such Revolving Credit Loans bearing different rates of interest. Each Loan shall be made upon prior written notice from the Borrower to the Bank (the "Notice of Revolving Loan Borrowing") delivered to the Bank not later than 11:00 a.m. (Houston time) (i) on the third Business Day prior to the Borrowing Date, if such borrowing consists of Eurodollar Rate Loans; and (ii) on the Borrowing Date, if such borrowing consists of Base Rate Loans. Each Notice of Revolving Loan Borrowing shall be irrevocable and shall specify (i) the amount of the proposed borrowing and of each Revolving Credit Loan comprising a part thereof; (ii) the Borrowing Date; (iii) the rate of interest that each such Revolving Credit Loan shall bear; (iv) with respect to any Eurodollar Rate Loan, the Rate Period with respect to each such Revolving Credit Loan and the Expiration Date of each such Rate Period; and (v) the demand deposit account of the Borrower at the Bank's Domestic Lending Office into which the proceeds of the borrowing are to be deposited, or instructions for wire transfer of such proceeds of the borrowing, or other disposition of the borrowing in accordance with a Third Party Loan Proceeds Disbursement Authorization. The Borrower may give the Bank telephonic notice by the required time of any proposed borrowing under this Section ; provided, that such telephonic notice shall be confirmed in writing by delivery to the Bank promptly (but in no event later than the Borrowing Date relating to any such borrowing) of a Notice of Revolving Loan Borrowing. The Bank shall not incur any liability to the Borrower in acting upon any telephonic notice referred to above which the Bank believes in good faith to have been given by the Borrower, or for otherwise acting in good faith under this Section.

            (d) Upon fulfillment of the applicable conditions set forth in Section , on the Borrowing Date, the Bank shall make the borrowing available to the Borrower at its Applicable Lending Office in immediately available funds. The Bank shall pay or deliver the proceeds of the initial borrowing to or upon the order of the Borrower against delivery to the Bank of the Revolving Note. Any deposit to the Borrower's demand deposit account by the Bank or any wire transfer of the proceeds of the borrowing pursuant to a request (whether written or oral) believed by the Bank to be an authorized request by the Borrower for a Revolving Credit Loan hereunder shall be deemed to be a Revolving Credit Loan hereunder for all purposes with the same effect as if the Borrower had in fact requested the Bank to make such Revolving Credit Loan.

            (e) Any payment (other than a prepayment) made on the Revolving Credit Loans at such time as accrued but unpaid interest on any of the Loans is outstanding shall be applied in the following order: (i) to accrued but unpaid interest on the Revolving Credit Loans; (ii) to accrued but unpaid interest on the Term Loan; and (iii) if such payment is made on the Maturity Date, after application to (i) and (ii), then to the outstanding principal balance on the Revolving Credit Loans.

            3.    LETTERS OF CREDIT.

            3.1. Obligation to Issue. Subject to the terms and conditions of this Agreement, and in reliance upon the representations and warranties of the Borrower set forth herein or in any other Loan Document, the Bank hereby severally agrees to issue, from time to time during the period commencing on the Closing Date and ending on the L/C Termination Date, for the account of the Borrower through such of the Bank's branches as it and the Borrower may jointly agree, one or more Facility Letters of Credit in accordance with this Section . Notwithstanding the foregoing, the Bank shall have no obligation to issue, and shall not issue, any Facility Letter of Credit at any time if:

            (a) the aggregate undrawn face amount of Facility Letters of Credit theretofore issued by the Bank, after giving effect to all requested but unissued Facility Letters of Credit, exceeds any limit imposed by law or regulation upon the Bank;

            (b)   the  aggregate  principal amount of Facility
Letter of Credit Obligations with respect to Facility Letters of Credit issued by the Bank for the account of the Borrower would exceed the Bank's Letter of Credit Commitment;

            (c)   immediately  after  giving  effect  to   the
issuance  of  such  Facility  Letter  of Credit, the aggregate
Facility Letter of Credit Obligations would  exceed the Bank's
Letter of Credit Commitment; or

            (d)   such  Facility  Letter  of  Credit   has  an
expiration date (i) more than one year after the date of issuance; or (ii) after the L/C Maturity Date.

            3.2. Conditions. The obligation of the Bank to issue any Facility Letter of Credit is subject to the satisfaction in full of the applicable conditions precedent set forth in Section and each of the following conditions:

            (a) the Borrower shall have delivered to the Bank, at such times and in such manner as the Bank may prescribe, a Letter of Credit application, a Letter of Credit Reimbursement Agreement, and such other documents and materials as may be required pursuant to the terms thereof;

            (b) the terms of the proposed Facility Letter of Credit shall not be inconsistent with any term or provision of this Agreement and otherwise shall be satisfactory to the Bank;

            (c) the Guaranty Agreements shall be in full force and effect; and

            (d) as of the date of issuance of such Facility Letter of Credit, no order, judgment, or decree of any court, arbitrator, or governmental authority shall purport by its terms to enjoin or restrain the Bank from issuing such Facility Letter of Credit, and no law, rule, or regulation applicable to the Bank, and no request or directive (whether or not having the force of law) from any governmental authority having jurisdiction over the Bank, shall prohibit or request the Bank refrain from the issuance of Letters of Credit generally or the issuance of such Facility Letter of Credit.

            3.3.  Issuance  of  Facility  Letters  of  Credit.
(a) Except with respect to the issuance of the Letters of Credit described on Schedule attached hereto on the Closing Date, the Borrower shall give the Bank written notice (or telephonic notice confirmed in writing by the Borrower not later than the requested issuance date of the Facility Letter of Credit) of its request for the issuance of a Facility Letter of Credit no later than 11:00 a.m. four (4) Business Days prior to the date such Facility Letter of Credit is requested to be issued. Such notice shall be irrevocable and shall specify, with respect to such requested Facility Letter of Credit, the face amount, beneficiary, effective date of issuance, expiry date (which effective date and expiry date shall be a Business Day and, with respect to the expiry date, shall be no later than the Business Day immediately preceding the Revolving Termination Date), and the purpose for which such Facility Letter of Credit is to be issued. If the face amount of the requested Facility Letter of Credit is less than or equal to the Unused L/C Facility, as determined by the Bank as of the close of business on the date of its receipt of written notice of the requested issuance, the Bank shall issue such Facility Letter of Credit on the date requested by the Borrower, unless on the requested issuance date, the Bank has actual knowledge that such conditions precedent have not been met. If the Bank receives or has actual knowledge, that the conditions precedent to the issuance of a Facility Letter of Credit have not been met, then the Bank shall have no obligation to issue, and shall not issue, any Facility Letter of Credit until the Bank receives information to the effect that the condition(s) precedent have been met. Any Letter of Credit issued by the Bank in compliance with the provisions of this Section shall be a Facility Letter of Credit, and the Standby Letters of Credit described on Schedule shall be Facility Letters of Credit.

            (b) The Bank shall not extend or amend any Facility Letter of Credit unless the requirements of this Section are met as though a new Facility Letter of Credit was being requested and issued.

            (c) Upon the expiration of any Facility Letter of Credit, the Borrower may re-use any portion of the Letter of Credit Commitment for the issuance of new Facility Letters of Credit prior to the L/C Termination Date.

            (d) The Bank may (but has no obligation hereunder to) issue Non-Facility Letters of Credit. None of the provisions of this Section shall apply to any Letter of Credit designated by the Bank as a Non-Facility Letter of Credit.

            3.4.  Reimbursement  Obligations;  Duties  of  the
Bank.

            (a)   Notwithstanding   any   provisions   to  the
contrary in any Letter of Credit Reimbursement Agreement:

            (i) the Borrower shall reimburse the Bank for a drawing under a Facility Letter of Credit issued by the Bank no later than the earlier of (A) the time specified in the related Letter of Credit Reimbursement Agreement; or (B) one
(1) Business Day after the payment of such drawing by the Bank; and

            (ii) the Borrower's Reimbursement Obligations with respect to a drawing under a Facility Letter of Credit shall bear interest from the date of such drawing to the date paid in full at the lesser of (A) the Highest Lawful Rate; or
(B) the interest rate for past due Base Rate Loans.

            (b) No action taken or omitted to be taken by the Bank in connection with any Facility Letter of Credit shall (i) result in any liability on the part of the Bank to the Borrower, unless the Bank's action or omission constitutes willful misconduct or gross negligence. Prior to making any payment to a beneficiary with respect to a drawing under a Facility Letter of Credit, the Bank shall be responsible only to confirm that documents required by the terms of such Facility Letter of Credit to be delivered as a condition precedent to such drawing have been delivered and that the same appear on their face to conform with the requirements thereof. The Bank may assume that documents appearing on their face to be the documents required to be delivered as a condition precedent to a drawing do in fact comply.

            3.5.  Payment  of  Reimbursement Obligations.  The
Borrower agrees to pay to the Bank the amount of all Reimbursement Obligations, interest, and other amounts payable to the Bank under or in connection with any Facility Letter of Credit immediately when due, irrespective of any claim, set-off, defense, or other right which the Borrower may have at any time against the Bank or any other Person.

            3.6.  Exoneration.   As between the  Borrower  and
the Bank, the Borrower assumes all risks of the acts and omissions of, or misuse of the Facility Letter of Credit issued by the Bank by, the respective beneficiaries of such Facility Letter of Credit. In furtherance and not in limitation of the foregoing, subject to the provisions of the Letter of Credit applications, the Bank shall not be responsible for:


            (a) the form, validity, sufficiency, accuracy, genuineness, or legal effect of any document submitted by any party in connection with the application for and issuance of a Facility Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent, or forged;

            (b) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Facility Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason;

            (c)   failure  of  the  beneficiary  of a Facility
Letter of Credit to comply duly with conditions required in order to draw upon such Facility Letter of Credit, provided that the Bank complies with the provisions of Section ;

            (d) errors, omissions, interruptions, or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, or otherwise, whether or not they be in cipher;

            (e)   errors in interpretation of technical terms;

            (f) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Facility Letter of Credit or of the proceeds thereof;

            (g) the misapplication by the beneficiary of a Facility Letter of Credit; or

            (h) any consequences arising from causes beyond the control of the Bank, including, without limitation, any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority. In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by the Bank under or in connection with the Facility Letters of Credit or any related certificates, if taken or omitted in good faith and not constituting gross negligence or willful misconduct, shall not put the Bank under any resulting liability to the Borrower or relieve the Borrower of any of its obligations hereunder to any such Person.

            3.7.  Compensation for Facility Letters of Credit.

            (a) Facility Letter of Credit Fee. The Borrower agrees to pay to the Bank quarterly, in the case of a Letter of Credit issued as a Facility Letter of Credit, a facility letter of credit fee (the "Facility Letter of Credit Fee")
(i) as to Facility Letters of Credit which expire on the last day of the quarter or later, in the amount of one-quarter of one percent (1/4%) of the aggregate face amount of any such Facility Letters of Credit; and (ii) as to Facility Letters of Credit which expire prior to the last day of the quarter, in the amount of one-quarter of one percent (1/4%) of the face amount of each such Facility Letter of Credit multiplied by a fraction, the numerator of which is the actual number of days in such quarter prior to expiration of such Facility Letter of Credit and the denominator of which is the actual number of days in the quarter; provided, however, notwithstanding the foregoing, as to each Facility Letter of Credit with an outstanding face amount less than an amount that would generate at least a $300.00 per annum Facility Letter of Credit Fee, a minimum Facility Letter of Credit Fee in the amount of $300.00 shall be payable in advance on the day of the issuance of such Facility Letter of Credit, and no additional Facility Letter of Credit Fee on any such Facility Letter of Credit shall be required for the three subsequent quarters. The Borrower shall also pay to the Bank in the event of any extension or modification of a Facility Letter of Credit which extends the expiration date or increases the maximum amount available for drawing thereunder an additional fee calculated and payable on the same basis as that set forth in the first sentence of this Section with respect to any such extension or additional amount.

            (b)   Increased   Capital.    If   either  (i) the
introduction of or any change in or in the interpretation of any law or regulation, or (ii) compliance by the Bank with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) affects or would affect (by an amount deemed by the Bank to be material) the capital required or expected to be maintained by it or any corporation controlling it, and the Bank determines, on the basis of reasonable allocations, that the amount of such capital is increased by (an amount deemed by the Bank to be material) or is based (to a degree deemed by the Bank to be material) upon its issuance or maintenance of, or commitment to issue the Facility Letters of Credit then, upon demand by the Bank, the Borrower shall immediately pay to the Bank, from time to time as specified by the Bank, additional amounts sufficient to compensate the Bank therefor. A certificate as to such amounts submitted to the Borrower by the Bank shall, in the absence of manifest error, be conclusive and binding for all purposes.

            4.    INTEREST RATE PROVISIONS.

            4.1.  Interest Rate Determination.

            (a) Except as specified in Sections and , the Loans shall bear interest on the unpaid principal amount thereof from time to time outstanding, until maturity, at a rate per annum (calculated based on a year of 360 days in the case of the Eurodollar Rate, and a year of 365 or 366 days, as the case may be, in the case of the Base Rate) as follows:

            (i) The Loans shall bear interest at an annual rate equal to the lesser of (A) the rate specified in the Notice of Borrowing or the Notice of Rate Change/Continuation, as the case may be, with respect thereto or (B) the Highest Lawful Rate, from the first day to, but not including,
(y) with respect to any Base Rate Loan, the Maturity Date applicable thereto and (z) with respect to any Eurodollar Rate Loan, the Expiration Date of the Rate Period then in effect with respect thereto.

            (ii) So long as no Default or Event of Default has occurred and is continuing, the Borrower may (y) change the interest rates to apply to any Loan or (z) elect to continue all or any part of the outstanding principal balance of any Eurodollar Rate Loan as a Loan of such Type by giving
the   Bank   a   written   notice   (the   "Notice   of   Rate
Change/Continuation") specifying (A) the date on which such Loan was made; (B) the interest rate then applicable to such Loan; (C) with respect to any Eurodollar Rate Loan, the Rate Period then applicable to each such Loan; (D) the principal amount of such Loan to remain outstanding; (E) the rate of interest and, with respect to any Eurodollar Rate Loan, the Rate Period to become applicable to such Loan on the effective date of the rate change or continuation; (F) the effective
date    of    the    rate    change   or   continuation   (the
"Conversion/Continuation Date") (which shall be not less than three (3) Business Days after the date of such Notice of Rate Change/Continuation); and (G) with respect to any Eurodollar Rate Loan, the duration and Expiration Date of each such Rate
Period.   In the case of the conversion of all or any part  of
any Base Rate Loan into a Eurodollar Rate Loan or the continuation of any Eurodollar Rate Loan as a Loan of such Type, such Notice must be received by the Bank at least three
(3) full Business Days prior to the Conversion/Continuation Date. Each rate so specified shall become effective on the Conversion/Continuation Date and remain in effect until the expiration of the applicable Rate Period specified in such Notice of Rate Change/Continuation.

            (iii) If the Borrower shall fail to choose, as provided in clause (ii) above, the rate of interest to become effective with respect to any Eurodollar Rate Loan upon the Expiration Date of the Rate Period with respect thereto, such Loan shall bear interest at the Base Rate on and after such Expiration Date until the Borrower shall have so chosen a different rate.

            (iv) Nothing contained herein shall authorize the Borrower (A) to convert any Loan into or continue any Loan as a Eurodollar Rate Loan unless the Expiration Date of the Rate Period for such Loan occurs on or before the Maturity Date applicable thereto or (B) to continue or change the interest rates applicable to any Eurodollar Rate Loan prior to the Expiration Date of the Rate Period with respect thereto.

            (v) Notwithstanding anything set forth herein to the contrary, if an Event of Default has occurred and is continuing, each outstanding Eurodollar Rate Loan shall bear interest at the Base Rate on and after the Expiration Date of the Rate Period with respect thereto.

            4.2.  Additional Interest Rate Provisions.

            (a) The Notes may be held by the Bank for the account of its Domestic Lending Office or its Eurodollar
Lending Office, and may be transferred from one to the other from time to time as the Bank may determine.

            (b) If the Borrower shall have chosen the Eurodollar Rate in a Notice of Borrowing or a Notice of Rate Change/Continuation and prior to the Borrowing Date or Conversion/Continuation Date, as the case may be, the Bank in good faith determines (which determination shall be conclusive) that (i) deposits in Dollars in the principal amount of such Eurodollar Rate Loan are not being offered to the Eurodollar Lending Office of the Bank in the interbank market selected by the Bank in determining the applicable Eurodollar Rate for the Rate Period applicable thereto or
(ii) adequate and reasonable means do not exist for ascertaining the chosen Eurodollar Rate in respect of such Eurodollar Rate Loan or (iii) the Eurodollar Rate for any Rate Period for such Eurodollar Rate Loan will not adequately reflect the cost to the Bank of making such Eurodollar Rate Loan for such Rate Period, then such Eurodollar Rate shall not become effective as to such Eurodollar Rate Loan on such Borrowing Date or the Conversion/Continuation Date, as the case may be, or at any time thereafter until such time thereafter as the Borrower receives notice from the Bank that the circumstances giving rise to such determination no longer apply and such Loan shall bear interest at the lesser of
(i) the Base Rate or (ii) the Highest Lawful Rate.

            (c) Anything in this Agreement to the contrary notwithstanding, if at any time the Bank in good faith determines (which determination shall be conclusive) that the introduction of or any change in any applicable law, rule or regulation or any change in the interpretation or administration thereof by any governmental or other regulatory authority charged with the interpretation or administration thereof shall make it unlawful for the Bank (or the Eurodollar Lending Office of the Bank) to maintain or fund any Eurodollar Rate Loan or to convert any Loan into, or to continue any Eurodollar Rate Loan as, a Eurodollar Rate Loan, hereunder, the Bank shall give notice thereof to the Borrower. With respect to any Eurodollar Rate Loan which is outstanding when the Bank so notifies the Borrower, upon such date as shall be specified in such notice, the Rate Period shall end and the lesser of (i) the Base Rate or (ii) the Highest Lawful Rate shall commence to apply in lieu of the Eurodollar Rate in respect of such Eurodollar Rate Loan. At least five (5) Business Days after such specified date, the Borrower shall pay to the Bank (y) accrued and unpaid interest on such Eurodollar Rate Loan at the Eurodollar Rate in effect at the time of such notice to but not including such specified date plus (z) such amount or amounts (to the extent that such amount or amounts would not be usurious under applicable law) as may be necessary to compensate the Bank for any direct or indirect costs and losses incurred by it (to the extent that such amounts have not been included in the Additional Costs in calculating such Eurodollar Rate), but otherwise without penalty. If notice has been given by the Bank pursuant to the foregoing provisions of this Section , then, unless and until the Bank notifies the Borrower that the circumstances giving rise to such notice no longer apply, such Eurodollar Rate shall not again apply to such Loan or any other Loan and the obligation of the Bank to convert any Loan into, or to continue any Eurodollar Rate Loan as, a Eurodollar Rate Loan shall be suspended. Any such claim by the Bank for compensation under clause (z) above shall be accompanied by a certificate setting forth the computation upon which such claim is based, and such certificate shall be conclusive and binding for all purposes, absent manifest error.

            (d) The Borrower will indemnify the Bank against, and reimburse the Bank on demand for, any loss, cost or expense incurred or sustained by the Bank (including, without limitation, any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by the Bank to fund or maintain any Eurodollar Rate
Loan) as a result of (i) any Additional Costs incurred by the Bank; (ii) any payment or repayment (whether authorized or required hereunder or otherwise) of all or a portion of any Eurodollar Rate Loan on a day other than the last day of a Rate Period for such Loan; (iii) any payment or prepayment (whether required hereunder or otherwise) of any Eurodollar Rate Loan made after the delivery of a Notice of Borrowing or a Notice of Rate Change/Continuation, as the case may be, but before the applicable Borrowing Date or a Conversion/Continuation Date, as the case may be, if such payment or prepayment prevents the proposed borrowing from becoming fully effective; or (iv) after receipt by the Bank of a Notice of Borrowing or a Notice of Rate Change/Continuation, as the case may be, the failure of any Eurodollar Rate Loan to be made or effected by the Bank due to any condition precedent to a borrowing not being satisfied by the Borrower or due to any other action or inaction of the Borrower. The Bank shall deliver to the Borrower a statement reasonably setting forth the amount and manner of determining such loss, cost or expense, which statement shall be conclusive and binding for all purposes, absent manifest error.

            (e) (i) If, after the date of this Agreement, the Bank shall have determined that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the Bank's capital as a consequence of its obligations hereunder to a level below that which the Bank could have achieved but for such adoption, change or compliance (taking into consideration the Bank's policies with respect to capital adequacy) by an amount deemed by the Bank to be material, then the Borrower shall pay to the Bank such additional amount or amounts as will compensate the Bank for such reduction.

            (ii) A certificate of the Bank setting forth such amount or amounts as shall be necessary to compensate the Bank as specified in subparagraph (i) above shall be delivered as soon as practicable to the Borrower and shall be conclusive and binding, absent manifest error. The Borrower shall pay the Bank the amount shown as due on any such certificate within fifteen (15) days after the Bank delivers such certificate. In preparing such certificate, the Bank may employ such assumptions and allocations of costs and expenses as it shall in good faith deem reasonable and may use any reasonable averaging and attribution method.

            5.    PREPAYMENTS AND OTHER PAYMENTS.

            5.1.  Required Prepayments.

            (a) The Borrower agrees that, on each August 6 and February 6 during the term of the Loans, commencing on August 6, 1993 and continuing until February 6, 1997, and on each May 6, August 6, November 6, and February 6, commencing on May 6, 1997 and continuing until the Revolving Maturity Date, the Borrower shall make mandatory prepayments in an amount equal to Adjusted Excess Cash Flow to the extent of Adjusted Excess Cash Flow for the immediately preceding Quarter-Annual Period, to be applied in the following order:
(i) to the outstanding principal balance of the Revolving Credit Loans; and (ii) the balance, to the outstanding principal balance of the Term Loan.

            (b) The Borrower agrees that if at any time as a result of the reduction of the Revolving Loan Commitment pursuant to Section the aggregate principal amount of Revolving Credit Loans outstanding exceeds the amount of the Revolving Loan Commitment after giving effect to such reduction, the Borrower shall make a prepayment of principal in an amount at least equal to such excess.

            (c)   The  Borrower agrees that if at any time  it
or the Bank determines that: (i) the aggregate principal amount of Loans outstanding and (ii) the face amount of Facility Letters of Credit issued hereunder, exceed the Commitment, the Borrower shall make a prepayment of principal of the Loans in an amount at least equal to such excess. The prepayment shall be applied to reduce the outstanding principal amount of the Revolving Credit Loans.

            (d) In the event that the Borrower consummates the sale of the Land described in and pursuant to the terms of the Phoenix Purchase Agreement to Phoenix Holdings, Ltd., the Borrower shall pay an amount equal to the then outstanding principal balance on the Loans out of the sale proceeds resulting from the sale of such Land to the Bank for application to the Loans in such manner as the Bank shall determine.

            5.2.  Optional  Prepayments.   The Borrower  shall
have the right at any time and from time to time to prepay any of the Notes selected by it, in whole or in part, provided that:

            (a) each partial prepayment shall be in an aggregate principal amount of at least $100,000.00 and if to be applied to the Term Note, shall be applied to the principal installments thereof in the inverse order of their due dates;

            (b)   the  Borrower  shall  give  the  Bank  prior
written notice of each prepayment proposed to be made pursuant to this Section , specifying the principal amount of the Notes to be prepaid, the prepayment date and the account of the
Borrower to be charged if such prepayment is to be so effected. Notice of such prepayment having been given, the principal amount of the Notes specified in such notice, together with interest thereon to the date of prepayment, shall become due and payable on such prepayment date; and

            5.3. Prepayment of Eurodollar Rate Loans. Anything herein to the contrary notwithstanding, the Borrower may not pay or prepay any Eurodollar Rate Loan prior to the end of the Rate Period applicable thereto, except upon payment to the Bank of a breakage fee in an amount determined by the Bank, in its sole discretion, based upon the costs incurred by the Bank as a result of such payment or prepayment.

            5.4. Place of Payment or Prepayment. All payments and prepayments made in accordance with the provisions of this Agreement or of the Notes or of the Letter of Credit Reimbursement Agreements in respect of commitment fees or of principal or interest on the Notes shall be made to the Bank at its Domestic Lending Office no later than 11:00 a.m. (Houston time), in immediately available funds.

            5.5.  No  Prepayment  Premium  or  Penalty.   Each
prepayment pursuant to Section or shall be without premium or penalty.

            5.6.  No Reborrowing.   The Borrower shall have no
right   to   reborrow   any   amount   prepaid   pursuant   to
Sections 5.1(a), , and .

            5.7. Taxes. All payments (whether of principal, interest, reimbursements or otherwise) under this Agreement or on the Notes or in respect of Facility Letter of Credit Obligations shall be made by the Borrower without set-off or counterclaim and shall be made free and clear of and without deduction for any present or future tax, levy, impost or any other charge, if any, of any nature whatsoever now or hereafter imposed by any taxing authority. If the making of such payments is prohibited by law, unless such a tax, levy, impost or other charge is deducted or withheld therefrom, the Borrower shall pay to the Bank, on the date of each such payment, such additional amounts as may be necessary in order that the net amounts received by the Bank after such deduction or withholding shall equal the amounts which would have been received if such deduction or withholding were not required.

            5.8. Reduction or Termination of the Revolving Loan Commitment. The Borrower may at any time or from time to time reduce or terminate the Revolving Loan Commitment by giving not less than five (5) full Business Days' prior written notice to such effect to the Bank, provided that any partial reduction shall be in the amount of $100,000.00 or a multiple thereof. Any reduction in the Revolving Loan Commitment shall be effective on the date specified in the Borrower's notice with respect to such reduction. After each such reduction, the commitment fee shall be calculated upon the Revolving Loan Commitment as so reduced. The Revolving Loan Commitment shall automatically terminate on the Revolving Termination Date or in the event of acceleration of the maturity date of the Revolving Note. Each reduction of the Revolving Loan Commitment hereunder shall be irrevocable.

            6.    COMMITMENT FEE AND OTHER FEES.

            6.1. Facility Fee. The Borrower agrees to pay to the Bank a Facility Fee in the amount of one-half of one percent (1/2%) of the sum of the Term Loan Commitment and the Revolving Credit Commitment, such Facility Fee to be payable in full on the Closing Date.

            6.2. Commitment Fee. The Borrower agrees to pay to the Bank a commitment fee computed on a daily basis of a year of 365 or 366 days, as the case may be, from the date of the first Revolving Credit Loan to, but not including, December 20, 1996, at the rate of one-quarter of one percent (1/4%) per annum on the daily average unused amount of the Revolving Loan Commitment, and from December 20, 1996 to but not including, the Revolving Termination Date, at the rate of
 .375 percent (.375%) per annum on the daily average unused amount of the Revolving Loan Commitment, such commitment fee to be payable quarterly in arrears on the sixth (6th) day of each May, August, November and February, commencing on May 6, 1992 and concluding on the Revolving Termination Date.

            6.3. Facility Letter of Credit Fee. The Borrower agrees to pay to the Bank a Facility Letter of Credit Fee as set forth in Section .

            6.4. Fees Not Interest; Nonpayment. The fees described in this Agreement represent compensation for services rendered and to be rendered separate and apart from the lending of money or the provision of credit and do not constitute compensation for the use, detention, or forbearance of money, and the obligation of the Borrower to pay each fee described herein shall be in addition to, and not in lieu of, the obligation of the Borrower to pay interest, other fees described in this Agreement, and expenses otherwise described in this Agreement. Fees shall be payable when due in Dollars and in immediately available funds. All fees, including, without limitation, the commitment fee referred to in Section , shall be non-refundable, and shall, to the fullest extent permitted by law, bear interest, if not paid when due, at a rate per annum equal to the lesser of (a) two percent (2%) above the Base Rate or (b) the Highest Lawful Rate.

            7. APPLICATION OF PROCEEDS. The Borrower agrees that (i) the proceeds of the Term Loan shall be used to acquire the Circle C Tract, and (ii) the proceeds of the Revolving Credit Loans shall be used to pay Operating Expenses of the Borrower; provided that none of the proceeds of the Revolving Credit Loans shall be utilized by the Borrower to make (x) principal and interest payments on the Term Loan;
(y) interest payments on the Revolving  Credit  Loans;  and/or
(z) payments of any kind on the subordinated Debt described in
Section 11.2(f) of the Credit Agreement. Notwithstanding any provision contained in the Credit Agreement, upon and after December 12, 1996, the Revolving Loan capability may only be utilized by the Borrower for the purpose of borrowing, in the event that the closing of the Phoenix Purchase fails to occur, an amount equal to the amount of the MUD Proceeds required to be deposited into the registry of the court pursuant to
Section 6(e) of the Phoenix Purchase Agreement (as long as capacity exists under the Revolving Loan Commitment to that extent).

            8.    REPRESENTATIONS    AND    WARRANTIES.    The
Borrower represents and warrants that:

            8.1. Organization and Qualification. The Borrower (a) is a corporation duly organized, validly existing, and in good standing under the laws of its state of incorporation; (b) has the corporate power to own its properties and to carry on its business as now conducted; and
(c) is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction where such qualification is necessary.

            8.2.  Financial  Statements.    The  Borrower  has
furnished the Bank with an unaudited financial report of the Borrower as of September 30, 1996, containing a balance sheet, statements of income and stockholder's equity and a cash flow statement, all in reasonable detail and certified by a financial officer of the Borrower to have been prepared in accordance with generally accepted accounting principles consistently applied.

            8.3. Litigation. There is no action or proceeding pending or, to the knowledge of the Borrower, threatened against the Borrower before any court, administrative agency or arbitrator which might have a Material Adverse Effect. There is no outstanding judgment, order or decree affecting the Borrower before or by any administrative or Governmental Authority.

            8.4. Default. The Borrower is not in default under or in violation of the provisions of any instrument evidencing any Debt or of any agreement relating thereto or any judgment, order, writ, injunction or decree of any court or any order, regulation or demand of any administrative or governmental instrumentality which default or violation might have a Material Adverse Effect.

            8.5. Title to Assets. The Borrower has good and marketable title to its assets, subject to no Liens except those permitted in Section .

            8.6. Payment of Taxes. The Borrower has filed all tax returns required to be filed and has paid all taxes shown on said returns and all assessments which are due. The Borrower is not aware of any pending investigation by any taxing authority or of any claims by any governmental authority for any unpaid taxes.

            8.7. Conflicting or Adverse Agreements or Restrictions. The Borrower is not a party to any contract or agreement or subject to any restriction which would have a Material Adverse Effect. Neither the execution and delivery of the Loan Documents nor the consummation of the transactions contemplated thereby nor fulfillment of and compliance with the respective terms, conditions and provisions thereof will conflict with or result in a breach of any of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation or imposition of any Lien on any of the property of any Party pursuant to (a) the charter or bylaws applicable to each such Party; (b) any law or any regulation of any administrative or governmental instrumentality; (c) any order, writ, injunction or decree of any court; or (d) the terms, conditions or provisions of any agreement or instrument to which any such Party is a party or by which it is bound or to which it is subject.

            8.8. Authorization, Validity, Etc. The Parties have the power and authority to make, execute, deliver and carry out the Loan Documents and the transactions contemplated therein and to perform their respective obligations thereunder and all such action has been duly authorized by all necessary proceedings on their part. The Loan Documents have been duly and validly executed and delivered by the Parties and constitute valid and legally binding agreements of the Parties enforceable in accordance with their respective terms, except as limited by Debtor Laws.

            8.9.  Investment  Company Act Not Applicable.  The
Borrower  is  not  an  "investment   company",  or  a  company
"controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

            8.10.  Public  Utility  Holding   Company  Act  Not
Applicable.   The  Borrower is not a "holding company",  or  a
"subsidiary company" of a "holding company", or an "affiliate" of a "holding company", or an affiliate of a "subsidiary company" of a "holding company", or a "public utility", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

            8.11.  Regulations  G,  T,  U  and  X.  None of the
proceeds of any Loan will be used for the purpose of purchasing or carrying, directly or indirectly, any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System ("margin stock"), or to extend credit to others for the purpose of purchasing or carrying any margin stock, or for any other purpose which would constitute this transaction a "purpose credit" within the meaning of said Regulation U, as now in effect or as the same may hereafter be in effect. The Borrower will not take or permit any action which would involve the Bank in a
violation   of   Regulation G,   Regulation T,   Regulation U,
Regulation X or any other regulation of the Board of Governors of the Federal Reserve System or a violation of the Securities Exchange Act of 1934, in each case as now or hereafter in effect.

            8.12.  ERISA.  The  Borrower  does not maintain and
is not required to contribute to any Plan.   The Borrower does
not currently contemplate that it will establish or contribute to any Plan.

            8.13.  No  Financing of Corporate Takeovers.   None
of the proceeds of any Loan will be used to acquire any security in any transaction which is subject to Section 13 or 14 of the Securities Exchange Act of 1934, as amended.

            8.14. Franchises, Co-licenses, Etc. The Borrower owns or has obtained all the material governmental permits,
certificates   of   authority,  leases,  patents,  trademarks,
service  marks,  trade   names,   copyrights,  franchises  and
licenses, and rights with respect thereto, required, advisable or necessary in connection with the conduct of its business as presently conducted or as proposed to be conducted.

            8.15.  Line  of  Business.    The   nature  of  the
Borrower's line of business is real estate development, marketing and sales related thereto, and the operation of clubs, swim centers and other facilities related thereto.

            8.16.  Environmental Matters.   Except as disclosed
to the Bank in writing: (i) all facilities and property owned or leased by the Borrower have been and continue to be, owned or leased and operated by the Borrower in material compliance with all Environmental Laws; (ii) there has not been any Release of Hazardous Materials at, on or under any property now or previously owned or leased by the Borrower (A) in quantities that would be required to be reported under any Environmental Law, (B) that required, or may reasonably be
expected   to  require,  the  Borrower  to  expend  funds   on
remediation   or   clean-up   activities   pursuant   to   any
Environmental Law, or (C) that, singly or in the aggregate, have, or may reasonably be expected to have, a Material Adverse Effect; (iii) the Borrower has been issued and is in material compliance with all permits, certificates, approvals,
orders,   licenses  and  other  authorizations   relating   to
environmental   matters   necessary   for  its  business;  and
(iv) there are not and in the past there have been none of the following on or in any of the assets of the Borrower or any property now or previously owned or leased by it: (A) any Hazardous Materials, (B) any generation, treatment, recycling, storage or disposal of any Hazardous Materials, (C) any underground  storage  tanks  or surface impoundments,  (D) any
asbestos-containing  material,   or   (E) any  polychlorinated
biphenyls (PCBs).

            9. CONDITIONS. The obligation of the Bank to make each Loan or to continue any Loan as, or to convert any Loan into, a Eurodollar Rate Loan, or to issue any Facility Letter of Credit, is subject to the following conditions:

            9.1.  Representations   True   and   No  Defaults.
(a) The representations and warranties contained in Section shall be true and correct on and as of the particular Borrowing Date or the applicable Conversion/Continuation Date, as the case may be, as though made on and as of such date;
(b) the Borrower shall not be in default in the due performance of any covenant on its part contained in this Agreement; (c) no material adverse change shall have occurred with respect to the business, properties or condition (financial or otherwise) of the Borrower since the Closing Date; and (d) no Event of Default or Default shall have occurred and be continuing.

            9.2.  Discharge of Debt.  On the Closing Date, the
Borrower  shall  have  delivered   to  the  Bank  satisfactory
evidence of the payment in full and discharge of all Debt in excess of that permitted in Section .

            9.3. Governmental Approvals. Prior to the Closing Date, the Borrower shall have obtained all orders, approvals or consents of all public regulatory bodies required for the making and carrying out of this Agreement, the making of the Loans pursuant hereto and the issuance of the Notes to evidence such Loans.

            9.4. Compliance With Law. The business and operations of the Borrower as conducted at all times relevant to the transactions contemplated by this Agreement to and including the close of business on the Closing Date shall have been and shall be in compliance with all applicable State and Federal laws, regulations and orders affecting the Borrower and its business and operations.

            9.5. Officer's Certificate and Other Documents. On each Borrowing Date, the Bank shall have received (i) an Officer's Certificate dated the particular Borrowing Date to the effects set forth in Sections , and ; (ii) a Notice of Revolving Loan Borrowing or a Notice of Term Loan Borrowing, as the case may be, in the form attached hereto as Exhibit "C"; and (iii) such other documents and certificates relating to the transactions herein contemplated as the Bank may reasonably request.

            9.6. Conversion/Continuation Documents. On the applicable Conversion/Continuation Date, the Bank shall have received (i) an Officer's Certificate dated the applicable Conversion/Continuation Date to the effects set forth in Section (a)(ii); (ii) a Notice of Rate Change/Continuation in the form attached hereto as Exhibit "D"; and (iii) such other documents and certificates relating to the transactions herein contemplated as the Bank may reasonably request.

            9.7. Required Documents and Certificates. On the Second Closing Date, the Bank shall have received the following, in each case in form, scope and substance satisfactory to the Bank: (i) the Notes duly executed by the Borrower; (ii) an Officer's Certificate in the form acceptable to the Bank of each Party which is a business entity dated as of the Second Closing Date to which are attached true and correct copies of the Articles of Incorporation and Bylaws of such Party and corporate resolutions duly adopted by the Board of Directors of each Party which is a business entity authorizing the transactions contemplated by the Loan Documents; (iii) a certificate from the Secretary of State and other appropriate public officials as to the continued existence and good standing of each Party which is a business entity; (iv) a certificate from the appropriate public official of each state in which each Party which is a business entity is authorized and qualified to do business as to the due qualification and good standing of each Party which is a business entity; (v) the Guaranty Agreements executed by the appropriate parties; (vi) legal opinions in form, substance and scope satisfactory to the Bank from various counsel to the Borrower and the Guarantor; (vii) the Amended and Restated Intercreditor and Subordination Agreement, executed by the Borrower, the Guarantor, FM Properties, and the Bank; and
(viii) the FTX Security Agreement, all of which shall be satisfactory to the Bank.

            10.    AFFIRMATIVE    COVENANTS.     The   Borrower
covenants and agrees that, so long as the Borrower may borrow hereunder and until payment in full of the Notes, the Borrower will:

           10.1.  Financial    Statements   and   Information.
Deliver to the Bank in duplicate:

            (a) as soon as available, and in any event within ninety (90) days after the end of each fiscal year of the Borrower, a copy of the unaudited financial report of the Borrower as of the end of such fiscal year and for the period then ended, containing a balance sheet, statements of income and stockholders' equity, and a cash flow statement, all in reasonable detail and certified by a financial officer of the Borrower, to have been prepared in accordance with generally accepted accounting principles consistently applied, except as may be explained in such certificate; provided that, in the event that Borrower prepares an annual audited report of the Borrower for such fiscal year containing a balance sheet, statements of income and stockholders' equity, Borrower shall supply such annual audited report to the Bank as soon as available. The Borrower will obtain from such accountants and deliver to the Bank at the time said audited financial statements are delivered the written statement of the accountants that in making the examination necessary to said certification they have obtained no knowledge of any Event of Default or Default, or if such accountants shall have obtained knowledge of any such Event of Default or Default, they shall state the nature and period of existence thereof in such statement; provided that such accountants shall not be liable directly or indirectly to the Bank for failure to obtain knowledge of any such Event of Default or Default;

            (b)   as  soon  as  available,  and  in  any event
within forty-five (45) days after the end of each quarterly accounting period in each fiscal year of the Borrower (including the fourth quarter), an unaudited financial report of the Borrower as at the end of such quarter and for the period then ended, containing a balance sheet, statements of income and stockholder's equity and a cash flow statement, all in reasonable detail and certified by a financial officer of the Borrower to have been prepared in accordance with generally accepted accounting principles consistently applied, except as may be explained in such certificate;

            (c) copies of all statements and reports sent to stockholders of the Borrower or filed with the Securities and Exchange Commission;

            (d)   copies    of   all   financial   and   other
information supplied by the Borrower to any Guarantor; and

            (e)   such   additional    financial    or   other
information as the Bank may reasonably request.

Together with each delivery of financial statements required by clauses (a) and (b) above, the Borrower will deliver to the Bank an Officer's Certificate in a form satisfactory to the Bank stating that there exists no Event of Default or Default, or, if any such Event of Default or Default exists, stating the nature thereof, the period of existence thereof and what action the Borrower has taken or proposes to take with respect thereto. The Bank is authorized to deliver a copy of any financial statement delivered to it to any regulatory body having jurisdiction over it.

           10.2. Lease Schedule. Deliver to the Bank, together with each delivery of financial statements under Section , a current, complete schedule of all agreements to rent or lease any property (personal, real or mixed) to which the Borrower is a party lessee, showing the total amounts payable under each such agreement, the amounts and due dates of payments thereunder and containing a description of the rented or leased property, and all other information the Bank may request, all in a form satisfactory to the Bank.

            10.3.  Books and Records.  Maintain proper books of
record  and  account   in  accordance  with  sound  accounting
practices in which true, full and correct entries will be made of all its dealings and business affairs.

            10.4.  Insurance.     Maintain    insurance    with
financially sound, responsible and reputable companies in such types and amounts and against such casualties, risks and contingencies as is customarily carried by owners of similar businesses and properties, and furnish to the Bank, together with each delivery of financial statements under Section , an Officer's Certificate containing full information as to the insurance carried.

            10.5. Maintenance of Property. Cause its property to be maintained, preserved, protected and kept in good repair, working order and condition so that the business carried on in connection therewith may be conducted properly and efficiently.

            10.6. Inspection of Property and Records. Permit any person designated by the Bank in writing, at the Bank's expense, to visit and inspect any of the properties, books and financial records of the Borrower and discuss its affairs and finances with its principal officers, all at such times as the Bank may reasonably request.

            10.7. Existence, Laws, Obligations. Maintain its corporate existence, comply with all statutes and governmental regulations and pay all taxes, assessments, governmental
charges,   claims  for  labor,  supplies,   rent   and   other
obligations which if unpaid might become a Lien against the property of the Borrower, except liabilities being contested in good faith.

            10.8. Notice of Certain Matters. Notify the Bank immediately upon acquiring knowledge of the occurrence of any of the following events: (a) the institution or threatened
institution   of  any  lawsuit  or  administrative  proceeding
affecting the Borrower;  (b) the  occurrence  of  any material
adverse   change   in   the   assets,  liabilities,  financial
condition, business or affairs of the Borrower; or (c) the occurrence of any Event of Default or any Default.

            10.9.  ERISA.   In  the  event  that  the  Borrower
establishes a Plan or Plans, at all times:

            (a) Maintain and keep in full force and effect each Plan;

            (b) Make contributions to each Plan in a timely manner and in an amount sufficient to comply with the minimum funding standards requirements of ERISA;

            (c) Comply with all applicable provisions of ERISA;

            (d) File all reports required by ERISA and the Code to be filed with respect to each Plan;

            (e)   Meet   all  requirements  with  respect   to
funding the Plans imposed by ERISA or the Code;

            (f) Insure that the value of the Plans' benefits guaranteed under Title IV of ERISA on the date hereof does not exceed the value of such Plans' assets allocable to such benefits at any time during the term of the Loan;

            (g) Immediately upon acquiring knowledge of any "reportable event" or of any "prohibited transaction" (as such terms are defined in the Code) in connection with any Plan, furnish the Bank with a statement executed by the president or chief financial officer of the Borrower setting forth the details thereof and the action which the Borrower proposes to take with respect thereto and, when known, any action taken by the Internal Revenue Service with respect thereto;

            (h) Notify the Bank promptly upon receipt by the Borrower of any notice of the institution of any proceeding or other action which may result in the termination of any Plan and furnish to the Bank copies of such notice;

            (i) Acquire and maintain in amounts satisfactory to the Bank from either the Pension Benefit Guaranty Corporation or authorized private insurers, when available, the contingent employer liability coverage insurance required under ERISA;

            (j) Furnish the Bank with copies of the annual report for each Plan filed with the Internal Revenue Service not later than ten (10) days after such report has been filed;
and

            (k) Furnish the Bank with copies of any request for waiver of the funding standards or extension of the amortization periods required by Sections 303 and 304 of ERISA or Section 412 of the Code promptly after the request is submitted to the Secretary of the Treasury, the Department of Labor or the Internal Revenue Service, as the case may be.

            10.10. Compliance with Environmental Laws. At all times:

            (a) use and operate all of its facilities and properties in material compliance with all Environmental Laws, keep all necessary permits, approvals, orders, certificates, licenses and other authorizations relating to environmental matters in effect and remain in material compliance therewith, handle all Hazardous Materials in material compliance with all applicable Environmental Laws and dispose of all Hazardous Materials generated by the Borrower or at any property owned or leased by it at facilities or with carriers that maintain valid permits, approvals, certificates, licenses or other authorizations for such disposal under applicable Environmental Laws;

            (b) promptly notify the Bank and provide copies upon receipt of all written claims, complaints, notices or inquiries relating to the condition of the facilities and properties of the Borrower or its compliance with Environmental Laws; and

            (c) provide such information and certifications which the Bank may reasonably request from time to time to evidence compliance with this Section 10.10.

            10.11. Settlement Statements. Deliver to the Bank, within ten (10) days of any closing of the Phoenix Purchase, a copy of the settlement statement or other closing statement executed by the Borrower and the purchaser and showing the purchase price paid for the real property purchased in the Phoenix Purchase.

            10.12.  Payment  Calculations.   Deliver to the Bank
on each January 15, April 15, July 15 and October 15 during the terms of the Loans, commencing on July 15, 1995, together
with  the  prepayment   on  the  Loans  required  pursuant  to
Subsection   5.1(a)  of  the   Credit   Agreement,   financial
information sufficient to show the Borrower's calculation of Excess Cash Flow and Adjusted Excess Cash Flow for the immediately preceding Quarter-Annual Period.

            11. NEGATIVE COVENANTS. So long as the Borrower may borrow hereunder and until payment in full of the Notes, except with the written consent of the Bank:

            11.1.  Mortgages,   Etc.   The  Borrower  will  not
create or permit to exist any Lien (including the charge upon assets purchased under a conditional sales agreement, purchase money mortgage, security agreement or other title retention agreement) upon any of its assets, whether now owned or hereafter acquired, or assign or otherwise convey any right to receive income, except:

            (a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings;

            (b) Other Liens incidental to the conduct of its business or the ownership of its assets which were not incurred in connection with the borrowing of money or the obtaining of advances or credit, and which do not in the aggregate materially detract from the value of such assets or materially impair the use thereof in the operation of such business; and

            (c) Liens held by Freeport-McMoRan Inc. and FM Properties on real and personal property located in Travis County, Texas, and Hays County, Texas identified to the Bank by the Borrower as the property previously owned by Circle C Development Joint Venture (the "Circle C Tract").

            (d)   [intentionally omitted]

            11.2. Debt. The Borrower will not incur or permit to exist any Funded Debt or Current Debt, except:

            (a)   Debt evidenced by  the  Notes  and  Facility
Letter of Credit Obligations;

            (b)   Endorsements   in  the  ordinary  course  of
business  of  negotiable  instruments   in   the   course   of
collection;

            (c)   Debt of the Borrower existing on the Closing
Date (and disclosed to the Bank), which is secured by Liens permitted by the provisions of Section ;

            (d)   [intentionally omitted]

            (e)   [intentionally omitted]

            (f) Secured Debt of the Borrower owed to FM Properties as evidenced by that certain Revolving Promissory
Note in the original principal amount of $10,000,000.00, dated July 17, 1995 (which principal amount may be increased to $12,000,000.00), subordinated to the Loans, the Reimbursement Obligations, and the existence of any Commitment, accruing interest at a rate acceptable to the Bank, and upon such terms and provisions as have been approved by the Bank, including without limitation, provisions to the effect that (i) no payment of principal or interest may be made upon such secured Debt in the event that the Borrower is in default under the Credit Agreement; (ii) no prepayment or accelerated payments of principal may be made on such secured Debt; (iii) no payment on such secured Debt shall be paid at final maturity (whether or not such final maturity is established by an instrument renewing or extending such Debt) until the Loans, the Reimbursement Obligations and all of the Borrower's obligations under the Credit Agreement have been paid in full (whether or not such Loans, Reimbursement Obligations or other obligations have been at any time renewed and extended by the
Bank) and any Commitment terminated; (iv) Revolving Credit Loan proceeds shall not be used to make any payment of principal or interest on such secured Debt; and (v) the secured Debt shall amortize beginning September 30, 1995, with payments equal to the lesser of Excess Cash Flow (to the extent available) and twelve and one-half percent (12 1/2 percent) of the outstanding principal balance of such secured Debt being made on each January 15, April 15, July 15, and October 15 during the term of such secured Debt; (vi) the maturity date of such secured Debt shall be February 6, 1997; and (vii) Borrower may make interest or principal payments on such secured Debt only to the extent that Excess Cash Flow is available to make such payment, and to the extent that Excess Cash Flow is not available to make a particular interest and/or principal payment, then such interest or principal shall not be paid but shall be added to the next regularly scheduled interest and/or principal payment, as applicable, and such inability to make any such payment shall not constitute a default or event of default under the loan documents relating to such secured Debt until the Loans, the
Reimbursement   Obligations,   and  all  of   the   Borrower's
obligations have been paid in full under the Credit Agreement and the Commitment terminated; and

            (g)   Debt  of  the  Borrower   consisting   of  a
borrowing of the MUD Proceeds out of escrow or consisting of a borrowing from FM Properties in an amount equal to the amount of MUD Proceeds borrowed by FM Properties.

            11.3.  Loans,   Advances   and   Investments.   The
Borrower will not make or have outstanding any loan or advance to, or own or acquire any stock or securities of or equity interest in, any Person, except:

            (a) (i) readily marketable securities issued or fully guaranteed by the United States of America or commercial paper rated "Prime 1" by Moody's Investors Service, Inc. or A-1 by Standard and Poor's Corporation with maturities of not more than one hundred eighty (180) days from the date of issue; (ii) certificates of deposit or repurchase contracts with financial institutions acceptable to the Bank on terms satisfactory to the Bank, all of the foregoing not having a maturity of more than one (1) year from the date of issuance thereof; and (iii) readily marketable securities received in settlement of liabilities created in the ordinary course of business; and

            (b) travel advances in the ordinary course of business to officers and employees.

            11.4.  Merger,   Consolidation,   Etc.    (a)   The
Borrower will not merge or consolidate with any other Person or sell, lease, transfer or otherwise dispose of (whether in one transaction or a series of transactions, or whether as a result of foreclosure of the liens described in Section 11.1(c) hereof or pursuant to the Option Agreement) all or a substantial part of its assets or acquire (whether in one transaction or a series of transactions) all or a substantial part of the assets of any Person; provided, however that (i) so long as the Borrower complies with the provisions of Subsection 5.1(d) of the Credit Agreement, the Borrower may sell all commercial properties included in the Circle C Tract in Travis County, Texas owned by the Borrower, to Phoenix Holdings, Ltd., pursuant to the Phoenix Purchase Agreement; and (ii) the Borrower may transfer all commercial properties owned by the Borrower to, merge into, or consolidate with,
(A) FM  Properties,   (B)  a  wholly-owned  subsidiary  of  FM
Properties, (C) a new entity owned in part by FM Properties, Inc. and in part by FM Properties, or (D) a new entity acceptable to the Bank in its sole discretion (the party described in (A), (B), (C), or (D) immediately foregoing, except for a party that purchases stock in the Borrower, the "Transactional Party"), so long as (X) the Transactional Party (if other than FM Properties) owns no assets other than such
commercial   properties,  and  (Y)  the  Transactional   Party
(including  FM   Properties,   if   FM   Properties   is   the
Transactional Party) assumes payment of the Loans, the Letters of Credit Reimbursement Obligations and all other obligations of the Borrower under the Loan Documents, upon such terms and conditions as are acceptable to the Bank, including without limitation, the execution of an assumption agreement by the Transactional Party in a form acceptable to the Bank, delivery of legal opinions in form, substance and scope satisfactory to the Bank from various counsel to the Transactional Party and the Guarantor, and delivery of an officer's certificate with such organizational information and representations relating
thereto   as  is  acceptable  to  the  Bank   and   evidencing
resolutions or consents from the governing body of the entity or other appropriate Person; and (a) shares of stock of the Borrower shall be owned exclusively by one or more of the
following:   (i) the Guarantor; or (ii) any parent corporation
of, sister corporation of, or subsidiary of, the Guarantor; provided that shares of stock of the Borrower may be owned by other Persons, with the prior written consent of the Bank which the Bank shall not unreasonably withhold.

            11.5. Supply and Purchase Contracts. The Borrower will not enter into or be a party to any contract for the purchase of materials, supplies or other property if such contract requires that payment for such materials, supplies or other property shall be made regardless of whether or not delivery is ever made or tendered of such materials, supplies and other property.

            11.6.  Discount  or  Sale  of  Receivables.   The
Borrower will not discount or sell with recourse, or sell for less than the face value thereof, any of its notes receivable, receivables under leases or other accounts receivable.

            11.7. Change in Accounting Method. The Borrower will not make any change in the method of computing depreciation for either tax or book purposes or any other material change in accounting method without the Bank's prior written approval.

            11.8. Sale of Inventory. The Borrower will not make any sale, lease or other disposition of inventory except in a prudent manner, based upon the prevailing fair market value of the inventory, and on terms substantially similar to those which would be involved in a third-party, arms-length transaction.

            11.9.  Securities   Credit   Regulations.     The
Borrower will not take or permit any action which might cause the Loans or the Facility Letter of Credit Obligations or this Agreement to violate Regulation G, Regulation T, Regulation U, Regulation X or any other regulation of the Board of Governors of the Federal Reserve System or a violation of the Securities Exchange Act of 1934, in each case as now or hereafter in effect.

            11.10. Leases. The Borrower will not be a party to any lease of real property with a value in excess of $2,500,000.00, except upon the prior written consent of the Bank.

            11.11.  Nature   of   Business;  Management.   The
Borrower will not change its line of business or enter into any business which is substantially different from the business in which it is presently engaged or permit any material change in its management.

            11.12. Transactions with Related Parties. The Borrower will not enter into any transaction or agreement with any officer, director or holder of any outstanding capital stock of the Borrower (or any Affiliate of any such Person) or any Person which has an option to purchase outstanding shares of the Borrower, unless the same is upon terms substantially similar to those obtainable from wholly
unrelated  sources.   The Bank hereby consents to Borrower's
execution of the Option Agreement; provided, however that the Borrower shall not transfer the Circle C Tract to FM Properties, pursuant to the Option Agreement, without the Bank's prior written consent which may be given or withheld at the Bank's sole discretion, except in compliance with
Section 11.4  of  the  Credit  Agreement.   The  Bank hereby
consents to the Borrower's entering into a loan transaction as borrower with FM Properties to the extent permitted under
Section 11.2(f) of the Credit Agreement.

            11.13. Contingent Liabilities. The Borrower will not guarantee directly or indirectly the performance or payment of, or purchase or agree to purchase, or assume or contingently agree to become or be secondarily liable in respect of, any obligation or liability of any other Person except as permitted by Section .

            11.14.  Hazardous  Materials.  The  Borrower  will
not (a) cause or permit any Hazardous Materials to be placed, held, used, located, or disposed of on, under or at any of the Borrower's property or any part thereof by any Person in a manner which could reasonably be expected to have a Material Adverse Effect; (b) cause or permit any part
of  any  of   the  Borrower's  property  to  be  used  as  a
manufacturing, storage or dump site for Hazardous Materials, where such action could reasonably be expected to have a Material Adverse Effect; or (c) cause or suffer any Liens to be recorded against any of the Borrower's property as a consequence of, or in any way related to, the presence, remediation, or disposal of Hazardous Materials in or about any of the Borrower's property, including any so-called state, federal or local "superfund" lien relating to such matters.

            11.15. Subordinated Debt. The Borrower shall not make any payment of principal or interest on the secured subordinated Debt permitted under Section 11.2(f) of the
Credit    Agreement,   except   as   permitted   under   the
subordination   provisions   contained   in  the  agreements
establishing or evidencing such secured Debt and approved by
the  Bank.   The  Borrower  shall  not amend or  modify  any
provisions of any instrument evidencing the subordinated Debt described in the two preceding sentences, without the prior written consent of the Bank.

            11.16. Phoenix Purchase Agreement. The Phoenix Purchase Agreement shall not be amended, without the prior written consent of the Bank (which consent shall not be unreasonably withheld), to provide for a closing date of the Phoenix Purchase that is later than the Maturity Date or to provide for consideration for the Phoenix Purchase the net proceeds of which would be insufficient to repay the Loans in full.

            12.    EVENTS  OF  DEFAULT;  REMEDIES.  If any of
the following events shall occur, then the Bank may (i) by notice to the Borrower, declare the Commitment of the Bank and the obligation of the Bank to make Loans hereunder to be terminated, whereupon the same shall forthwith terminate, and/or (ii) declare the Notes and all interest accrued and unpaid thereon, and all other amounts payable under the Notes and this Agreement, to be forthwith due and payable, whereupon the Notes, all such interest and all such other amounts, shall become and be forthwith due and payable without presentment, demand, protest, or further notice of any kind (including, without limitation, notice of default, notice of intent to accelerate and notice of acceleration), all of which are hereby expressly waived by the Borrower; provided, however, that with respect to any Event of Default described in Section hereof, (A) the Commitment of the Bank and the obligation of the Bank to make Loans hereunder shall
automatically  be  terminated   and  (B) the  entire  unpaid
principal amount of the Notes, all interest accrued and unpaid thereon, and all such other amounts payable under the
Notes  and  this  Agreement,   shall   automatically  become
immediately due and payable, without presentment, demand, protest, or any notice of any kind (including, without
limitation,   notice   of   default,  notice  of  intent  to
accelerate and notice of acceleration), all of which are hereby expressly waived by the Borrower.

            12.1. Failure to Pay Principal. The Borrower does not pay, repay or prepay any principal of any Note within three (3) days after due; or

            12.2.  Failure  to  Pay  Interest.   The Borrower
does not pay interest on any Note within five (5) days after due; or

            12.3. Failure to Pay Commitment Fee or Other Amounts. The Borrower does not pay any commitment fee, the Facility Letter of Credit Fee, the Facility Fee, or any other obligation or amount payable under this Agreement or the Notes or any Letter of Credit Reimbursement Agreement when due; or

            12.4. Failure to Pay Other Debt. The Borrower does not pay principal or interest on any other Debt when due, except with respect to trade debt in an amount less than $100,000.00 as to which the Borrower has a good faith dispute (the "Excepted Trade Debt"); provided, however, that with respect to trade debt in excess of $100,000.00, the Borrower may, with the prior written consent of the Bank dispute in good faith such trade debt without such failure to pay such trade debt constituting an Event of Default hereunder; or the holder of such other Debt (other than the Excepted Trade Debt) declares, or may declare, such Debt due prior to its stated maturity because of the Borrower's default thereunder; or

            12.5. Misrepresentation or Breach of Warranty. Any representation or warranty made by the Borrower herein or otherwise furnished to the Bank in connection with this Agreement shall be incorrect, false or misleading in any material respect when made; or

            12.6.  Violation  of  Negative  Covenants.    The
Borrower violates any covenant, agreement or condition contained in Section ; or

            12.7.  Violation  of  Other Covenants, Etc.   The
Borrower violates any other covenant, agreement or condition contained herein (other than the covenants, agreements and conditions set forth or described in Sections , , , and above) and such violation shall not have been remedied within thirty (30) days after the occurrence thereof except that (i) with respect to Defaults under covenants relating to environmental matters, such a Default shall not be an Event of Default unless the Default is not susceptible of cure or unless the Borrower ceases diligently to cure a Default which is susceptible to being cured; and (ii) with respect to Defaults under covenants relating to compliance with governmental requirements relating to development, such a Default shall not be an Event of Default unless Borrower ceases diligently to cure such Default or such Default shall not have been remedied within ninety (90) days after the occurrence thereof; or

            12.8.  Bankruptcy   and   Other   Matters.    The
Borrower   (i) makes   an  assignment  for  the  benefit  of
creditors; or (ii) admits in writing its inability to pay its debts generally as they become due; or (iii) generally fails to pay its debts as they become due; or (iv) files a petition or answer seeking for itself, or consenting to or
acquiescing    in,    any    reorganization,    arrangement,
composition,  readjustment,  liquidation,   dissolution,  or
similar  relief under any applicable Debtor Law  (including,
without  limitation,   the   Federal  Bankruptcy  Code);  or
(v) there is appointed a receiver, custodian, liquidator, fiscal agent, or trustee of the Borrower or of the whole or any substantial part of its assets; or (vi) any court enters an order, judgment or decree approving a petition filed against the Borrower seeking reorganization, arrangement,
composition,  readjustment,   liquidation,  dissolution,  or
similar relief under any Debtor Law and either such order, decree or judgment so filed against it is not dismissed or stayed (unless and until such stay is no longer in effect) within thirty (30) days of entry thereof or an order for relief is entered pursuant to any such law; or

            12.9.  Dissolution.   Any order is entered in any
proceeding against the Borrower decreeing the dissolution, liquidation, winding-up or split-up of the Borrower, and such order remains in effect for thirty (30) days; or

            12.10. Undischarged Judgment. Final judgment, or judgments in the aggregate, for the payment of money in excess of $20,000.00 shall be rendered against the Borrower and the same shall remain undischarged for a period of thirty (30) days during which execution shall not be effectively stayed; or

            12.11.  Security  Documents.   Any  Party violates
any covenant, agreement or condition contained in the Security Documents or any default or event of default otherwise occurs thereunder; or

            12.12.  Failure   to   Maintain   Guaranty.    Any
Guaranty Agreement by any Guarantor is or becomes, or the Borrower or any Guarantor claims that any Guaranty Agreement is unenforceable or ineffective, or any Guarantor defaults under any such Guaranty Agreement; or

            12.13. Environmental Matters. The occurrence of any of the following events which, in the sole opinion of the Bank, could result in liability to the Borrower under any Environmental Law or the creation of a Lien on any property of the Borrower in favor of any governmental authority or any other Person for any liability under any Environmental Law or for damages arising from costs incurred by such Person in response to a Release or threatened Release of Hazardous Materials into the environment: (i) the Release of Hazardous Materials at, upon, under or within the property owned or leased by the Borrower or any contiguous property; (ii) the receipt by the Borrower of any summons, claim, complaint, judgment, order or similar notice that it is not in compliance with or that any governmental authority is investigating its compliance with any Environmental Law;
(iii) the receipt by the Borrower of any notice or claim to the effect that it is or may be liable for the Release or
threatened   Release   of   Hazardous   Materials  into  the
environment; or (iv) any governmental authority incurs costs or expenses in response to the Release of any Hazardous Material which affects in any way the properties of the Borrower.

            12.14.  Other  Remedies.   In  addition   to   and
cumulative of any rights or remedies expressly provided for in this Section , if any one or more Events of Default shall have occurred, the Bank may proceed to protect and enforce its rights hereunder by any appropriate proceedings. The Bank may also proceed either by the specific performance of any covenant or agreement contained in this Agreement or the other Loan Documents or by enforcing the payment of the Notes or by enforcing any other legal or equitable right provided under this Agreement or the other Loan Documents or otherwise existing under any law in favor of the holder of the Notes.

            12.15. Remedies Cumulative. No remedy, right or power conferred upon the Bank is intended to be exclusive of any other remedy, right or power given hereunder or now or hereafter existing at law, in equity, or otherwise, and all such remedies, rights and powers shall be cumulative.

            13.    MISCELLANEOUS.

            13.1.  Representation  by  the  Bank.   The  Bank
represents that it is its present intention, as of the date of its acquisition of the Notes, to acquire the Notes for its account or for the account of its Affiliates, and not with a view to the distribution or sale thereof, and, subject to any applicable laws, the disposition of the Bank's property shall at all times be within its control. The Notes have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and may not be transferred, sold or otherwise disposed of except (a) in a registered offering under the Securities Act; (b) pursuant to an exemption from the registration provisions of the Securities Act; or (c) if the Securities Act shall not apply to the Notes or the transactions contemplated by the Loan
Documents.   Nothing  in  this  Section   shall  affect  the
characterization   of  the  Loans   and   the   transactions
contemplated hereunder as commercial lending transactions.

            13.2. Amendments, Waivers, Etc. No amendment or waiver of any provision of any Loan Document, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be writing and signed by the Borrower and the Bank, and then such waiver or consent shall be effective only in the specific instance and for the
specific purpose for which given.   No  failure  or delay on
the part of the Bank in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise
thereof  or  the  exercise of any other right or power.   No
course of dealing between  the  Borrower  and the Bank shall
operate  as  a  waiver  of  any  right  of  the  Bank.    No
modification or waiver of any provision of this Agreement, the Notes or any other Loan Document nor consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be in writing, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

            13.3.  [intentionally omitted]

            13.4. Reimbursement of Expenses. Any provision hereof to the contrary notwithstanding, and whether or not the transactions contemplated by this Agreement shall be consummated, the Borrower agrees to reimburse the Bank for
its   reasonable  out-of-pocket  expenses,   including   the
reasonable  fees  and  expenses  of  counsel to the Bank, in connection  with  such  transactions, or  any  of  them,  or otherwise in connection with  this  Agreement  or  any other
Loan   Document,  including  the  negotiation,  preparation,
execution, administration, modification and enforcement of this Agreement or any other Loan Document and all fees, including the reasonable fees and expenses of counsel to the Bank, costs and expenses of the Bank in connection with due diligence, transportation, computer, duplication, insurance and consultants. The Borrower agrees to pay any and all stamp and other taxes which may be payable or determined to be payable in connection with the execution and delivery of this Agreement any Note or any other Loan Document, and to save any holder of any Note harmless from any and all liabilities with respect to or resulting from any delay or
omission to pay any  such  taxes.   The  obligations  of the
Borrower under this Section shall survive the termination of this Agreement and/or the payment of the Notes.

            13.5.  Lien  on  Real  and Personal Property.  At
the request of the Bank, the Borrower shall grant a lien and security interest in and to all property, both real and personal, of whatever kind or nature owned by the Borrower, to the Bank and obtain subordination of any prior existing lien or security interest encumbering all or a portion of such property, in order that the Bank's lien and security interest shall be first and prior to all other liens and security interests. The Borrower shall supply the Bank with all information, instruments, permits, plans, contracts, environmental assessments, and appraisals relating to such property and otherwise assist the Bank in evaluating whether it will take a lien or security interest on the Borrower's
property.   The  Borrower  shall  sign such deeds of trusts,
pledges,   security   agreements,   financing    statements,
certificates, consents, and agreements as the Bank may require, the Borrower shall and obtain all third-party signatures reasonably required thereon, in connection with the granting of any lien or security interest for the benefit of the Bank.

            13.6.  Notices.     All    notices    and   other
communications provided for herein shall be in writing (including telex, facsimile, or cable communication) and shall be mailed, telecopied, telexed, cabled or delivered addressed as follows:

            (a)   If to the Borrower, to it at:

                  c/o Freeport McMoRan, Inc.
                  1615 Poydras Street
                  New Orleans, Louisiana  70112
                  Telephone No.: (504) 582-4144
                  Telecopy No.: (504) 582-4511
                  Attention: Mr. Robert R. Boyce


            (b)   If to the Bank, to it at:

                  Texas Commerce Bank National Association
                  North Building, 6th Floor
                  Real Estate Group
                  707 Travis
                  Houston, Texas  77002
                  Telephone No.: (713) 216-5133
                  Telecopy No.: (713) 216-7713
                  Attention: Mr. Brian M. Kouns

or to such other address as shall be designated by such party in a written notice to the other party. All such notices and communications shall, when mailed, telecopied, telexed, transmitted, or cabled, become effective when deposited in the mail, confirmed by telex answerback, transmitted by the telecopier, or delivered to the cable company, except that notices and communications to the Bank shall not be effective until actually received by the Bank.

            13.7. Governing Law. UNLESS OTHERWISE SPECIFIED THEREIN, EACH LOAN DOCUMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE UNITED STATES OF AMERICA; provided, however, that Chapter 15 of Subtitle 3, Title 79, Revised Civil Statutes of Texas, 1925, as amended (Articles 5069-15.01 through 5069-15.11, Vernon's Texas Civil Statutes, as amended) shall not apply to this Agreement and the Revolving Note issued hereunder.

            13.8.  Survival  of  Representations,  Warranties
and   Covenants.    All  representations,   warranties   and
covenants contained herein or made in writing by the Borrower in connection herewith shall survive the execution and delivery of this Agreement and the Notes, and will bind and inure to the benefit of the respective successors and assigns of the parties hereto, whether so expressed or not, provided that the undertaking of the Bank to make Loans to the Borrower shall not inure to the benefit of any successor
or assign of the Borrower.   No  investigation  at  any time
made by or on behalf of the Bank shall diminish the Bank's right to rely on such representations, warranties and covenants contained herein or made in writing by the Borrower. All statements contained in any certificate or other written instrument delivered by the Borrower or by any Person authorized by the Borrower under or pursuant to this
Agreement   or   in   connection   with   the   transactions
contemplated hereby shall constitute representations and warranties hereunder as of the time made by the Borrower.

            13.9.  Counterparts.    This   Agreement  may  be
executed in several counterparts, and by the parties hereto on separate counterparts, and each counterpart, when so
executed  and  delivered,  shall   constitute   an  original
instrument,   and   all  such  separate  counterparts  shall
constitute but one and the same instrument.

            13.10.  Separability.     Should    any    clause,
sentence,   paragraph   or  Section  of  this  Agreement  be
judicially declared to be invalid, unenforceable or void, such decision shall not have the effect of invalidating or voiding the remainder of this Agreement, and the parties hereto agree that the part or parts of this Agreement so held to be invalid, unenforceable or void will be deemed to have been stricken herefrom and the remainder will have the same force and effectiveness as if such part or parts had never been included herein. Each covenant contained in this Agreement shall be construed (absent an express contrary
provision   herein)  as  being  independent  of  each  other
covenant contained  herein,  and  compliance  with  any  one
covenant   shall   not  (absent  such  an  express  contrary
provision) be deemed to excuse compliance with one or more other covenants.

            13.11.  Descriptive    Headings.     The   section
headings   in   this   Agreement   have  been  inserted  for
convenience only and shall be given no substantive meaning or significance whatsoever in construing the terms and provisions of this Agreement.

            13.12.  Accounting Terms.   All  accounting  terms
used   herein  which  are  not  expressly  defined  in  this
Agreement, or the respective meanings of which are not otherwise qualified, shall have the respective meanings
given   to  them  in  accordance  with  generally   accepted
accounting principles.

            13.13. Limitation of Liability. No claim may be made by the Borrower or any other Person against the Bank or the Affiliates, directors, officers, employees, attorneys,
or   agents   of   the   Bank  for  any  special,  indirect,
consequential, or punitive damages in respect of any claim for breach of contract arising out of or related to the transactions contemplated by this Agreement, or any act, omission, or event occurring in connection herewith and the Borrower hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

            13.14.  Set-off.   The  Borrower  hereby gives and
confirms to the Bank a right of set-off of all moneys, securities and other property of the Borrower (whether special, general or limited) and the proceeds thereof, now or hereafter delivered to remain with or in transit in any manner to the Bank, its correspondents or its agents from or for the Borrower, whether for safekeeping, custody, pledge,
transmission,   collection  or  otherwise  or  coming   into
possession of the Bank in any way, and also, any balance of any deposit accounts and credits of the Borrower with, and any and all claims of security for the payment of the Notes
and  of  all  other  liabilities  and   obligations  now  or
hereafter owed by the Borrower to the Bank, contracted with or acquired by the Bank, whether such liabilities and
obligations   be   joint,  several,  absolute,   contingent,
secured, unsecured, matured or unmatured, and the Borrower hereby authorizes the Bank at any time or times, without
prior   notice,  to  apply  such  money,  securities,  other
property, proceeds, balances, credits of claims, or any part of the foregoing, to such liabilities in such amounts as it
may  select,  whether   such   liabilities   be  contingent,
unmatured or otherwise, and whether any collateral security therefor is deemed adequate or not. The rights described herein shall be in addition to any collateral security, if any, described in any separate agreement executed by the Borrower.

            13.15. Sale or Assignment. The Bank reserves the right, in its sole discretion, without notice to the Borrower, to sell participations in all or any part of any Loan, the Notes, the Reimbursement Obligations, or the Commitment evidenced by this Agreement; or the Bank may assign one hundred percent (100%) of its interest in all or any part of any Loan, the Notes, or the Commitment evidenced by this Agreement or the Reimbursement Obligations, (i) to a successor of the Bank or in connection with a sale to a
governmental   entity  or  quasi-governmental   entity;   or
(ii) with the prior written consent of the Borrower, which consent shall not be unreasonably withheld.

            13.16.  Interest.   All   agreements  between  the
Borrower and the Bank, whether now existing or hereafter arising and whether written or oral, are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of demand being made on any Note or otherwise, shall the amount paid, or agreed to be paid, to the Bank for the use, forbearance, or detention of the money to be loaned under this Agreement or otherwise or for the
payment  or  performance  of  any  covenant  or   obligation
contained  herein  or in any other Loan Document exceed  the
Highest Lawful Rate.   If,  as a result of any circumstances
whatsoever, fulfillment of any provision hereof or of any of such documents, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by applicable usury law, then, ipso facto, the obligation to be fulfilled shall be reduced to
the  limit   of   such  validity,  and  if,  from  any  such
circumstance, the Bank shall ever receive interest or anything which might be deemed interest under applicable law which would exceed the Highest Lawful Rate, such amount which would be excessive interest shall be applied to the reduction of the principal amount owing on account of the Notes or the amounts owing on other obligations of the Borrower to the Bank under any Loan Document and not to the payment of interest, or if such excessive interest exceeds the unpaid principal balance of the Notes and the amounts owing on other obligations of the Borrower to the Bank under any Loan Document, as the case may be, such excess shall be
refunded to  the  Borrower.   All  sums paid or agreed to be
paid to the Bank for the use, forbearance, or detention of the indebtedness of the Borrower to the Bank shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full term of such indebtedness until payment in full of the principal thereof (including the period of any renewal or extension thereof) so that the interest on account of such indebtedness shall
not  exceed  the  Highest  Lawful   Rate.    The  terms  and
provisions  of  this  Section   shall control and  supersede
every other provision of all agreements between the Borrower and the Bank.

            13.17.  Indemnification.   The  Borrower agrees to
indemnify, defend, and save harmless the Bank and its officers, directors, employees, agents, and attorneys, and each of them (the "Indemnified Parties"), from and against all claims, actions, suits, and other legal proceedings, damages, costs, interest, charges, taxes, counsel fees, and other expenses and penalties which any of the Indemnified Parties may sustain or incur by reason of or arising out of
(i) the making of any Loan hereunder, the execution and delivery of this Agreement, the Notes and the other Loan
Documents   and   the  consummation  of   the   transactions
contemplated thereby and the exercise of any of the Bank's rights under this Agreement, the Notes and the other Loan
Documents  or  otherwise,  including,  without   limitation,
damages,   costs,  and  expenses  incurred  by  any  of  the
Indemnified   Parties   in   investigating,  preparing  for,
defending   against,   or  providing   evidence,   producing
documents, or taking any  other  action  in  respect  of any
commenced   or   threatened  litigation  under  any  federal
securities law or any similar law of any jurisdiction or at common law or (ii) any and all claims or proceedings (whether brought by a private party, governmental authority, or otherwise) for bodily injury, property damage, abatement, remediation, environmental damage, or impairment or any other injury or damage resulting from or relating to the Release of any Hazardous Materials located upon, migrating into, from, or through or otherwise relating to any property owned or leased by the Borrower (whether or not the Release of such Hazardous Materials was caused by the Borrower, a tenant, or subtenant of the Borrower, a prior owner, a tenant, or subtenant of any prior owner or any other party and whether or not the alleged liability is attributable to
the   handling,   storage,  generation,  transportation,  or
disposal of any Hazardous Materials or the mere presence of any Hazardous Materials on such property; provided that the Borrower shall not be liable to the Indemnified Parties where the Release of such Hazardous Materials occurs at any time at which the Borrower ceases to own such property); and provided further that no Indemnified Party shall be entitled to the benefits of this Section to the extent its own gross negligence or willful misconduct contributed to its loss; and provided further that it is the intention of the Borrower to indemnify the Indemnified Parties against the
consequences of their own  negligence.   This  Agreement  is
intended  to  protect  and indemnify the Indemnified Parties
against  all risks hereby  assumed  by  the  Borrower.   The
obligations  of  the  Borrower  under  this  Section   shall
survive any the repayment of the Notes, the discharge and release of any Person under any Loan Document and any termination of this Agreement.

        13.18. Payments Set Aside. To the extent that the Borrower makes a payment or payments to the Bank or the Bank exercises its right of setoff, and such payment or payments or the proceeds of such setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other Person under any Debtor Law or equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all rights and remedies therefor, shall be revived and shall continue in full force and effect as if such payment had not been made or setoff had not occurred.

            13.19. Loan Agreement Controls. If there are any conflicts or inconsistencies among this Agreement and any of the other Loan Documents, the provisions of this Agreement shall prevail and control.

            13.20.  HLT  Classification.   If  the Bank  or  a
Governmental Authority of the United States or any state thereof with supervisory authority over the Bank classifies any Loan or Facility Letter of Credit Obligation or similar extension of credit or commitment for same under this
Agreement or any Note as a "highly leveraged transaction" (or successor regulatory category) under regulations or guidelines published and/or administered by bank regulatory authorities of the United States or any state thereof (an "HLT Classification"), the Bank shall notify the Borrower that the HLT Classification was made by a Governmental Authority of the United States or any state thereof with
supervisory authority  over  the  Bank.   If, as a result of
such HLT Classification the Bank incurs additional costs (whether regarding taxation, required levels of reserves, deposits, insurance, or capital, including any allocation of
capital    requirements    or    conditions,    or   similar
requirements), the Bank shall notify the Borrower of such increased costs; and the Borrower shall, within fifteen (15) days of such notice by the Bank, pay to the Bank such additional amounts as (in the Bank's sole judgment, after good faith and reasonable computation) will compensate the Bank for such increase in costs.

            13.21. Capital Requirements and Yield Maintenance. If at any time after the date hereof, the Bank determines that the adoption or modification of any applicable law, rule or regulation regarding taxation, the Bank's required levels of
reserves,  deposits,  insurance   or  capital  (including  any
allocation of capital requirements or conditions), or similar requirements, or any interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation, administration or compliance of the Bank with any of such requirements, has or would have the effect of (i) increasing the Bank's costs relating to the obligations hereunder, or (ii) reducing the yield or rate of return of the Bank on the obligation hereunder, to a level below that which the Bank could have achieved but for the adoption or modification of any such requirements, the Borrower shall, within fifteen (15) days of any request by the Bank, pay to the Bank such additional amounts as (in the Bank's sole judgment, after good faith and reasonable computation) will compensate the Bank for such increase in costs or reduction in yield or rate of return of the Bank.
No failure by the Bank immediately to demand payment of any additional amounts payable hereunder or under Section shall constitute a waiver of the Bank's right to demand payment of
such amounts at any subsequent time.   Nothing  herein contained
shall be construed or so operate as to require the Borrower to pay any interest, fees, costs or charges greater than is permitted by applicable law.

            13.22.  FINAL  AGREEMENT.   THIS WRITTEN AGREEMENT
REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

            IN WITNESS WHEREOF, the parties hereto, by their respective officers thereunto duly authorized, have executed this Agreement on the dates set forth in the respective acknowledgments to be effective as of December 20, 1996.

                         CIRCLE C LAND CORP., a Texas corporation



                         By:
                                William H. Armstrong, III, President


                        TEXAS COMMERCE BANK NATIONAL ASSOCIATION, a national banking association



                        By:
                                Brian M. Kouns, Vice President



AGREED AND CONSENTED TO AS OF THE EFFECTIVE DATE HEREOF BY GUARANTOR, WHOSE DULY AUTHORIZED OFFICER HAS SIGNED BELOW, WITH THE POWER AND AUTHORITY TO BIND THE GUARANTOR ON BEHALF OF WHOM SUCH OFFICER SIGNS, AND GUARANTOR HEREBY AFFIRMS, ITS OBLIGATIONS UNDER THE GUARANTY AGREEMENTS:

Freeport-McMoRan Inc., a
Delaware corporation

By:
Name:
Title:



THE STATE OF TEXAS

COUNTY OF TRAVIS

          BEFORE ME, the undersigned authority, a notary public, on this day personally appeared William H. Armstrong, III, President of Circle C Land Corp., a Texas corporation, known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purposes and consideration therein expressed and in the capacity therein stated, on behalf of said corporation.

          Given under my hand and seal of office on this the ____ day of December, 1996.



Notary Public In and For the State of Texas


Typed or Printed Name of Notary


Commission Expiration Date


THE STATE OF TEXAS

COUNTY OF HARRIS

          BEFORE ME, the undersigned authority, a notary public, on this day personally appeared Brian M. Kouns, Vice President of Texas Commerce Bank National Association, a national banking association, known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purposes and consideration therein expressed and in the capacity therein stated, on behalf of said association.

          Given under my hand and seal of office on this the ____ day of December, 1996.



Notary Public In and For the State of Texas


Typed or Printed Name of Notary


Commission Expiration Date


STATE OF LOUISIANA

PARISH OF ORLEANS


          On this ____ day of December, 1996, before me appeared _____________________ ____________________________, to me personally known, who, being by me duly sworn did say that he is the _________ of Freeport-McMoRan Inc., a Delaware corporation, and that the seal affixed to said instrument is the corporate seal of said corporation and that said instrument was signed and sealed in behalf of said corporation by authority of its board of directors and said ____________________________ acknowledged said instrument to be the free act and deed of said corporation.



                           Notary Public,  State of Louisiana


                           (Typed or Printed Name of Notary)

                          SCHEDULE
                 STANDBY LETTERS OF CREDIT


The following Standby Letter of Credit is the only Letter of Credit that is still in effect on the Second Closing Date for the account of Circle C Land Corporation issued by Texas
Commerce Bank National Association:

                                                  Amount

Letter of Credit No. I-426230                     $ 85,573
Dated:    February 5, 1992
Maturity: February 6, 1997
Beneficiary: City of Austin
Form:     Subdivision

                        EXHIBIT "A"
               AMENDED AND RESTATED TERM NOTE


$15,628,358.00                              December 20, 1996


          FOR VALUE RECEIVED, the undersigned, CIRCLE C LAND CORP., a corporation organized under the laws of Texas (the "Borrower"), HEREBY PROMISES TO PAY to the order of TEXAS COMMERCE BANK NATIONAL ASSOCIATION, a national banking association (the "Bank"), on or before February 28, 1998 (the "Maturity Date"), the principal sum of Fifteen Million Six Hundred Twenty-Eight Thousand Three Hundred Fifty-Eight and No/100 Dollars ($15,628,358.00) in accordance with the terms and provisions of that certain Amended and Restated Credit Agreement dated as of December 20, 1996 by and between the Borrower and the Bank (the "Credit Agreement"; capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement).

          The outstanding principal balance of this Amended and Restated Term Note (this "Term Note") shall be due and payable on the Maturity Date and as otherwise provided in the Credit Agreement. The Borrower promises to pay interest on the unpaid principal balance of this Term Note from the date of the Loan evidenced by this Term Note until the principal balance thereof is paid in full. Interest shall accrue on the outstanding principal balance of this Term Note from and including the date of the Loan evidenced by this Term Note to but not including the Maturity Date at the rate or rates, and shall be due and payable on the dates, set forth in the Credit Agreement. Any amount not paid when due with respect to principal (whether at stated maturity, by acceleration or otherwise), costs or expenses, or, to the extent permitted by applicable law, interest, shall bear interest from the date when due to and excluding the date the same is paid in full, payable on demand, at the rate provided for in Section 2.1(b) of the Credit Agreement.

          Payments of principal and interest, and all amounts due with respect to costs and expenses, shall be made in lawful money of the United States of America in immediately available funds, without deduction, set-off or counterclaim to the Bank not later than 11:00 a.m. (Houston time) on the dates on which such payments shall become due pursuant to the terms and provisions set forth in the Credit Agreement.

          If any payment of principal or interest on this Term Note shall become due on a Saturday, Sunday, or public holiday on which the Bank is not open for business, such payment shall be made on the next succeeding Business Day and such extension of time shall in such case be included in computing interest in connection with such payment.

          In addition to all principal and accrued interest on this Term Note, the Borrower agrees to pay (a) all reasonable costs and expenses incurred by all owners and holders of this Term Note in collecting this Term Note through any probate, reorganization, bankruptcy or any other proceeding and (b) reasonable attorneys' fees when and if this Term Note is placed in the hands of an attorney for collection after default.

          All agreements between the Borrower and the Bank, whether now existing or hereafter arising and whether written or oral, are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of demand being made on this Term Note or otherwise, shall the amount paid, or agreed to be paid, to the Bank for the use, forbearance, or detention of the money to be loaned under the Credit Agreement and evidenced by this Term Note or otherwise or for the payment or performance of any covenant or obligation contained in the Credit Agreement, this Term Note or in any other Loan Document exceed the Highest Lawful Rate. If, as a result of any circumstances whatsoever, fulfillment of any provision hereof or of any of such documents, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by applicable usury law, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if, from any such circumstance, the Bank shall ever receive interest or anything which might be deemed interest under applicable law which would exceed the Highest Lawful Rate, such amount which would be excessive interest shall be applied to the reduction of the principal amount owing on account of this Term Note or the amounts owing on other obligations of the Borrower to the Bank under any Loan Document and not to the payment of interest, or if such excessive interest exceeds the unpaid principal balance of this Term Note and the amounts owing on other obligations of the Borrower to the Bank under any Loan Document, as the case may be, such excess shall be refunded to the Borrower. In determining whether or not the interest paid or payable under any specific contingencies exceeds the Highest Lawful Rate, the Borrower and the Bank shall, to the maximum extent permitted under applicable law, (a) characterize any non-principal payment as an expense, fee or premium rather than as interest; (b) exclude voluntary prepayments and the effects thereof; and (c) amortize, prorate, allocate and spread in equal parts during the period of the full stated term of this Term Note, all interest at any time contracted for, charged, received or reserved in connection with the indebtedness evidenced by this Term Note.

          This Term Note is one of the Notes provided for in, and is entitled to the benefits of, the Credit Agreement, which Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events, for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions and with the effect therein specified, and provisions to the effect that no provision of the Credit Agreement or this Term Note shall require the payment or permit the collection of interest in excess of the Highest Lawful Rate. The obligations of the Borrower hereunder are guaranteed by the Guaranty Agreements.

          Except as otherwise specifically provided for in the Credit Agreement, the Borrower and any and all endorsers, guarantors and sureties severally waive grace, demand, presentment for payment, notice of dishonor or default, protest, notice of protest, notice of intent to accelerate, notice of acceleration and diligence in collecting and bringing of suit against any party hereto, and agree to all renewals, extensions or partial payments hereon, with or without notice, before or after maturity.

          THIS TERM NOTE SHALL BE GOVERNED BY, AND CONSTRUED
IN  ACCORDANCE  WITH,  THE  LAWS  OF  THE STATE OF TEXAS AND
APPLICABLE FEDERAL LAW.

          This Term Note shall be deemed to be a contract under the law of the State of Texas. The Borrower and the Bank further agree that, insofar as the provisions of
Article 1.04, Subtitle 1, Title 79, of the Revised Civil Statutes of Texas, 1925, as amended, are relevant to the determination of the maximum rate of interest permitted by applicable law in respect of this Term Note, the indicated rate ceiling computed pursuant to Section (a) of such Article shall apply to this Term Note.

          This Term Note amends and restates that certain Term Note dated February 6, 1992 executed by Borrower and payable to the order of Bank in the original principal amount of $32,000,000.00 (the "Initial Term Note"), and it is expressly agreed to and understood by the Borrower that this Term Note (i) is given in substitution for and restatement and modification of, and not as payment of, the Initial Term Note, and (ii) is in no way intended to constitute a novation of the Initial Term Note.

          THIS TERM NOTE, TOGETHER WITH THE OTHER LOAN DOCUMENTS, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENT OF THE PARTIES.

          THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE
PARTIES.

          IN WITNESS WHEREOF, the Borrower has caused this Term Note to be executed and delivered by its officer thereunto duly authorized effective as of the date first above written.

                        CIRCLE C LAND CORP., a Texas corporation



                         By:    _________________________
                                William H. Armstrong, III,
                                President

                           EXHIBIT "B"
               AMENDED AND RESTATED REVOLVING NOTE



$13,500,000.00                               December 20, 1996


          FOR VALUE RECEIVED, the undersigned, CIRCLE C LAND CORP., a corporation organized under the laws of Texas (the "Borrower"), HEREBY PROMISES TO PAY to the order of TEXAS COMMERCE BANK NATIONAL ASSOCIATION, a national banking association (the "Bank"), on or before February 28, 1998 (the "Maturity Date"), the principal sum of Thirteen Million Five Hundred Thousand and 00/100 Dollars ($13,500,000.00) or so much as may be advanced from time to time, in accordance with the terms and provisions of that certain Amended and Restated Credit Agreement dated as of December 20, 1996 by and between the Borrower and the Bank, as the same may be amended, restated or supplemented and in effect from time to time, the "Credit Agreement"; capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement).

          The outstanding principal balance of this Amended and Restated Revolving Note (this "Revolving Note") shall be due and payable on the payment dates as provided in the Credit Agreement. The Borrower promises to pay interest on the unpaid principal balance of this Revolving Note from the date of any Loan evidenced by this Revolving Note (including, without limitation, any Loan previously evidenced by the Prior Notes, as hereinafter defined) until the principal balance thereof is paid in full. Interest shall accrue on the outstanding principal balance of this Revolving Note from and including the date of any Loan evidenced by this Revolving Note (including, without limitation, any Loan previously evidenced by the Prior Notes, as hereinafter defined) to but not including the Maturity Date at the rate or rates, and shall be due and payable on the dates, set forth in the Credit Agreement. Any amount not paid when due with respect to principal (whether at stated maturity, by acceleration or otherwise), costs or expenses, or, to the extent permitted by applicable law, interest, shall bear interest from the date when due to and excluding the date the same is paid in full, payable on demand, at the rate provided for in Section 2.2(b) of the Credit Agreement.

          Payments of principal and interest, and all amounts due with respect to costs and expenses, shall be made in lawful money of the United States of America in immediately available funds, without deduction, set-off or counterclaim to the Bank not later than 11:00 a.m. (Houston time) on the dates on which such payments shall become due pursuant to the terms and provisions set forth in the Credit Agreement.

          If any payment of principal or interest on this Revolving Note shall become due on a Saturday, Sunday, or public holiday on which the Bank is not open for business, such payment shall be made on the next succeeding Business Day and such extension of time shall in such case be included in computing interest in connection with such payment.
          In addition to all principal and accrued interest on this Revolving Note, the Borrower agrees to pay (a) all reasonable costs and expenses incurred by all owners and holders of this Revolving Note in collecting this Revolving Note through any probate, reorganization, bankruptcy or any other proceeding and (b) reasonable attorneys' fees when and if this Revolving Note is placed in the hands of an attorney for collection after default.

          All agreements between the Borrower and the Bank, whether now existing or hereafter arising and whether written or oral, are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of demand being made on this Revolving Note or otherwise, shall the amount paid, or agreed to be paid, to the Bank for the use, forbearance, or detention of the money to be loaned under the Credit Agreement and evidenced by this Revolving Note or otherwise or for the payment or performance of any covenant or obligation contained in the Credit Agreement, this Revolving Note or in any other Loan Document exceed the Highest Lawful Rate. If, as a result of any circumstances whatsoever, fulfillment of any provision hereof or of any of such documents, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by applicable usury law, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if, from any such circumstance, the Bank shall ever receive interest or anything which might be deemed interest under applicable law which would exceed the Highest Lawful Rate, such amount which would be excessive interest shall be applied to the reduction of the principal amount owing on account of this Revolving Note or the amounts owing on other obligations of the Borrower to the Bank under any Loan Document and not to the payment of interest, or if such excessive interest exceeds the unpaid principal balance of this Revolving Note and the amounts owing on other obligations of the Borrower to the Bank under any Loan Documents, as the case may be, such excess shall be refunded to the Borrower. In determining whether or not the interest paid or payable under any specific contingencies exceeds the Highest Lawful Rate, the Borrower and the Bank shall, to the maximum extent permitted under applicable law, (a) characterize any non-principal payment as an expense, fee or premium rather than as interest; (b) exclude voluntary prepayments and the effects thereof; and (c) amortize, prorate, allocate and spread in equal parts during the period of the full stated term of this Revolving Note, all interest at any time contracted for, charged, received or reserved in connection with the indebtedness evidenced by this Revolving Note.

          This Revolving Note is one of the Notes provided for in, and is entitled to the benefits of the Credit Agreement, which Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events, for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions and with the effect therein specified, and provisions to the effect that no provision of the Credit Agreement or this Revolving Note shall require the payment or permit the collection of interest in excess of the Highest Lawful Rate. The obligations of the Borrower hereunder are guaranteed by the Guaranty Agreements. It is contemplated that by reason of prepayments or repayments hereon prior to the Maturity Date, there may be times when no indebtedness is owing hereunder prior to such date, but notwithstanding such occurrences, this Revolving Note shall remain valid and shall be in full force and effect as to Loans made pursuant to the Credit Agreement subsequent to each such occurrence.

          Except as otherwise specifically provided for in the Credit Agreement, the Borrower and any and all endorsers, guarantors and sureties severally waive grace, demand, presentment for payment, notice of dishonor or default, protest, notice of protest, notice of intent to accelerate, notice of acceleration and diligence in collecting and bringing of suit against any party hereto, and agree to all renewals, extensions or partial payments hereon, with or without notice, before or after maturity.

          THIS  REVOLVING  NOTE  SHALL  BE  GOVERNED BY, AND
CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS
AND APPLICABLE FEDERAL LAW.

          This Revolving Note shall be deemed to be a contract under the law of the State of Texas. The Borrower and the Bank further agree that, insofar as the provisions of Article 1.04, Subtitle 1, Title 79, of the Revised Civil Statutes of Texas, 1925, as amended, are relevant to the determination of the maximum rate of interest permitted by applicable law in respect of this Revolving Note, the indicated rate ceiling computed pursuant to Section (a) of such Article shall apply to this Revolving Note.

          This  Revolving  Note  amends  and  restates  that
certain Revolving Note dated as of September 1, 1993, executed by the Borrower and payable to the order of the Bank in the face amount of $13,500,000.00 (the "Previous Note"). The Previous Note amended and restated that certain Revolving Note dated as of February 6, 1992, executed by the Borrower and payable to the order of the Bank in the face amount of $8,500,000.00 (the "Initial Note"), and it is expressly understood and agreed to by the Borrower that this Revolving Note (i) is given in substitution for and restatement and modification of, and not as payment of, the Previous Note and the Initial Note (collectively, the "Prior Notes"), and (ii) is in no way intended to constitute a novation of the Previous Note or the Initial Note.

          THIS REVOLVING NOTE, TOGETHER WITH THE OTHER LOAN DOCUMENTS, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENT OF THE PARTIES.

          THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE
PARTIES.

          IN WITNESS WHEREOF, the Borrower has caused this Revolving Note to be executed and delivered by its officer thereunto duly authorized effective as of the date first above written.

                                CIRCLE C LAND CORP., a Texas corporation



                                By:     __________________________
                                        William H. Armstrong,  III,
                                        President

                        EXHIBIT "C"
                    NOTICE OF BORROWING


          The undersigned hereby certifies that he is the Chief Executive Officer or the Chief Financial Officer of CIRCLE C LAND CORP., a corporation organized under the laws of Texas (the "Borrower"), and that as such he is authorized to execute this Notice of Borrowing on behalf of the Borrower. With reference to that certain Amended and Restated Credit Agreement dated as of December 20, 1996 (as same may be amended, modified, increased, supplemented and/or restated from time to time, the "Credit Agreement") entered into by and between the Borrower and TEXAS COMMERCE BANK NATIONAL ASSOCIATION, a national banking association (the "Bank"), the undersigned further certifies, represents and warrants on behalf of the Borrower that to his best knowledge and belief after reasonable and due investigation and review, all of the following statements are true and correct (each capitalized term used herein having the same meaning given to it in the Credit Agreement unless otherwise specified):

          (a) The Borrower requests that the Bank advance to the Borrower the aggregate sum of $___________ by no later than __________, 19__. Immediately following such Loans, the aggregate outstanding balance of the Revolving Credit Loans shall equal $________. The Borrower requests that the principal amount for the Bank of the Loans bear interest as follows:

(i) The principal amount of the Revolving Credit Loan, if any, which shall bear interest at the Base Rate requested to be made by the Bank is $________.

(ii) The principal amount of the Revolving Credit Loan, if any, which shall bear interest at the Eurodollar Rate for which the initial Rate Period shall be one month requested to be made by the Bank is $ ________.

(iii) The principal amount of the Revolving Credit Loan, if any, which shall bear interest at the Eurodollar Rate for which the initial Rate Period shall be two months requested to be made by the Bank is $ ________.

(iv)      The principal amount of the Revolving Credit Loan,
if any, which shall bear interest at the Eurodollar Rate for
which  the  initial  Rate  Period   shall  be  three  months
requested to be made by the Bank is $ ________.

(v) The principal amount of the Term Loan, if any, which shall bear interest at the Base Rate requested to be made by the Bank is $ ________.

(vi) The principal amount of the Term Loan, if any, which shall bear interest at the Eurodollar Rate for which the initial Rate Period shall be one month requested to be made by the Bank is $ ________.

(vii) The principal amount of the Term Loan, if any, which shall bear interest at the Eurodollar Rate for which the initial Rate Period shall be two months requested to be made by the Bank is $________.

(viii) The principal amount of the Term Loan, if any, which shall bear interest at the Eurodollar Rate for which the initial Rate Period shall be three months requested to be made by the Bank is $ ________.

          (b) As of the date hereof, and as a result of the making of the requested Loans, there does not and will not exist any Default or Event of Default.

          (c) The representations and warranties contained in Section of the Credit Agreement are true and correct in all material respects as of the date hereof and shall be true and correct upon the making of the requested Loans, with the same force and effect as though made on and as of the date hereof and thereof.

          (d) No change that would cause a material adverse effect on the business, operations or condition (financial or otherwise) of the Borrower has occurred since the date of the most recent financial statements provided to the Bank dated as of ________, 19__.

          (e) The demand deposit account of the Borrower at the Bank's Applicable Lending Office into which the proceeds of the borrowing are to be deposited is Account No. _______________ in the Borrower's name. Alternatively, the funds are to be transferred by wire in accordance with the following wire transfer instructions:

                                                  ;

or delivered to _______________________________  in the form
of   a   cashier's  check  made  payable  to  the  order  of
_______________________________________.

          (f) The Expiration Date of each Rate Period specified in (a) above shall be the last day of such Rate
Period.

          EXECUTED AND DELIVERED this ___ day of __________,
19___.

                              CIRCLE C LAND CORP.



                              By:

                              Name:

                              Title: Chief Executive
                                     Officer/Chief Financial Officer

                        EXHIBIT "D"
           NOTICE OF RATE CONVERSION/CONTINUATION

TO:TEXAS COMMERCE BANK NATIONAL ASSOCIATION, a national banking association (the "Bank") pursuant to that certain Amended and Restated Credit Agreement dated as of December ____, 1996 (as same may be amended, modified, increased, supplemented and/or restated from time to time, the "Credit Agreement"), entered into by and between CIRCLE C LAND CORP. (the "Borrower") and the Bank.

          Pursuant to Section (ii) of the Credit Agreement, this Notice of Rate Change/Continuation (the "Notice") represents the Borrower's election to [insert one or more of the following]:

[1.Use if converting Eurodollar  Rate  Loans  to  Base  Rate
Loans.]

Convert $_____________ in aggregate principal amount of Eurodollar Rate Loans with a current Rate Period ending on________, 19__, to Base Rate Loans on____________, 19__.
[and]

[2.Use  if  converting  Base  Rate  Loans to Eurodollar Rate
Loans.]

Convert $_____________ in aggregate principal amount of Base Rate Loans to Eurodollar Rate Loans on _________________, 19__. The initial Rate Period for such Eurodollar Rate Loans is requested to be a [one] [two] [three] (__) month period.

[3a.Use if continuing Eurodollar Rate Loans] or

          [3b.Use with number 1, if converting a portion of Eurodollar Rate Loans to Base Rate Loans and continuing the balance as Eurodollar Rate Loans] or

          [3c.Use with number 2  if  converting a portion of
Base   Rate   Loans  to  Eurodollar  Loans  and   continuing
Eurodollar Rate Loans]

Continue $_____________ in aggregate principal amount of Eurodollar Rate Loans with a current Rate Period ending on ___________________, 19____, as Eurodollar Rate Loans having a Rate Period of [one] [two] [three] [six] months.


4.Borrower hereby certifies that no Default or Event of Default has occurred and is continuing under the Credit
Agreement.

               Unless   otherwise  defined   herein,   terms
defined in the Credit Agreement shall have the same meanings in this Notice.



Dated:                        By:

                              Name:

                              Title:

                        EXHIBIT "E"


             AMENDED AND RESTATED GUARANTY AGREEMENT


          This AMENDED AND RESTATED GUARANTY AGREEMENT (this "Guaranty") is made to be effective as of December 20, 1996 by FREEPORT-McMoRan INC., a Delaware corporation (the "Guarantor"), in favor of TEXAS COMMERCE BANK NATIONAL ASSOCIATION, a national banking association, and its successors and assigns (the "Bank").

          PRELIMINARY STATEMENT. The Bank and Circle C Land Corp., a Texas corporation (the "Borrower"), have entered into that certain Credit Agreement dated as of February 6, 1992 (the "Agreement"). The Agreement has been amended by
(i) that certain First Amendment to Credit Agreement dated to be effective as of June 11, 1992, executed by the Borrower and the Bank (the "First Amendment"); (ii) that certain Second Amendment to Credit Agreement dated to be effective as of November 16, 1992, executed by Borrower and the Bank (the "Second Amendment"); (iii) that certain Third Amendment to Credit Agreement dated to be effective as of May 5, 1993, executed by the Borrower and the Bank (the "Third Amendment"); (iv) that certain Fourth Amendment to Credit Agreement and Revolving Note dated to be effective as of September 1, 1993, executed by the Borrower and the Bank (the "Fourth Amendment"); (v) that certain Fifth Amendment to Credit Agreement dated to be effective as of February 2, 1994, executed by the Borrower and the Bank (the "Fifth Amendment"); (vi) that certain Sixth Amendment to Credit Agreement dated to be effective as of July 17, 1995, executed by the Borrower and the Bank (the "Sixth Amendment"; and (vii) that certain Seventh Amendment to Credit Agreement dated to be effective as of December 12, 1996, executed by the Borrower and the Bank (the "Seventh Amendment"); the Agreement as amended by the First
Amendment, Second Amendment, Third Amendment, Fourth Amendment, Fifth Amendment, Sixth Amendment and Seventh Amendment, the "Initial Credit Agreement"). Of even date herewith, the Bank and Borrower have entered into that certain Amended and Restated Credit Agreement (such Amended and Restated Credit Agreement, as it may hereafter be amended from time to time, the "Credit Agreement"), which amends and restates the Initial Credit Agreement.

          The Guarantor entered into that certain Guaranty Agreement effective as of February 6, 1992, for the benefit of the Bank, as amended by that certain First Amendment to Guaranty Agreements, dated to be effective as of June 11, 1992 and executed by the Guarantor on its behalf and as successor by merger to Longhorn Properties, Inc., a Delaware corporation, and the Bank (the Guaranty Agreement as amended, the "Prior Guaranty"). The Prior Guaranty guaranteed the Borrower's obligations under the Initial Credit Agreement.

          In connection with the spin off of certain assets of the Guarantor to Freeport-McMoRan Copper & Gold Inc., a Delaware corporation, the Guarantor entered into that certain Amended and Restated Guaranty Agreement effective as of July 17, 1995, for the benefit of the Bank, (the "Prior Restated Guaranty") which amended and restated the Prior Guaranty. The Prior Guaranty was amended and restated to limit the Prior Guaranty (as amended and restated) to all obligations of the Borrower other than principal and interest on the Notes, and in exchange therefor, the Guarantor executed the FTX Guaranty Agreement, dated as of July 17, 1995, and the FTX Security Agreement. Such FTX Guaranty Agreement has been amended and restated as of December 20, 1996, by that certain Amended and Restated FTX Guaranty Agreement, executed by Guarantor (the "FTX Guaranty"). The FTX Guaranty Agreement guarantees the principal and interest on the Notes which are secured as more fully described therein. This Guaranty amends and restates the Prior Restated Guaranty, which amended and restated the Prior Guaranty. Guarantor guarantees certain of the Borrower's obligations under the Credit Agreement under this Guaranty.

          From the making of the Loans by the Bank to the Borrower pursuant to the terms and conditions set forth in the Credit Agreement, the Guarantor will derive substantial benefit, whether directly or indirectly, from the making of this Guaranty. It is a condition precedent to the transfer of funds described above and the making of the Loans under the Credit Agreement that the Guarantor shall have executed and delivered this Guaranty.

          All terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

          NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the adequacy, receipt and sufficiency of which are hereby acknowledged, the Guarantor hereby agrees as follows:

          SECTION 1.    Guaranty.    The   Guarantor   hereby
unconditionally and irrevocably (a) guarantees  the punctual
payment   when   due,   whether   at   stated  maturity,  by
acceleration, by prepayment or otherwise, of all obligations of the Borrower now or hereafter existing under the Credit Agreement, the Notes, the Letter of Credit Reimbursement
Agreement,  and  all  other  Loan  Documents  to  which  the
Borrower  is  a  party, including, without  limitation,  the
Reimbursement Obligations and the fees payable by the Borrower pursuant to the terms of the Credit Agreement other than the principal and interest on the Notes, and (b) agrees to pay any and all reasonable expenses (including, without limitation, reasonable counsel fees and expenses) incurred by the Bank in enforcing any rights under this Guaranty (all of the above, other than principal and interest on the
Notes,   being   hereinafter    collectively    called   the
"Obligations").

          SECTION   2.   Guaranty  Absolute.   The  Guarantor
guarantees that the Obligations will be paid strictly in accordance with the terms of the Credit Agreement, the Notes, the Letter of Credit Reimbursement Agreement, and all other Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Bank with respect thereto. The liability of the Guarantor under this Guaranty shall be absolute and unconditional, to the extent permitted by applicable law, irrespective of:

          (a) any lack of validity or enforceability of or defect or deficiency in the Credit Agreement, the Notes, the Letter of Credit Reimbursement Agreement, or any of the other Loan Documents;

          (b) any change in the time, manner, terms or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to departure from the Credit Agreement, the Notes, the Letter of Credit Reimbursement Agreement, or any of the other Loan Documents;

          (c) any sale, exchange, release or non-perfection of any Property hereafter standing as security for the liabilities hereby guaranteed or any liabilities incurred directly or indirectly hereunder or any set-off against any of said liabilities, or any release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Obligations;

          (d)  any  change  in  the existence, structure  or
ownership  of  the  Guarantor  or  the   Borrower,   or  any
insolvency, bankruptcy, reorganization or other similar proceeding affecting the Borrower or its assets;

          (e) the existence of any claim, set-off or other rights which the Guarantor may have at any time against the Borrower, the holder or holders of the Notes or any Note, or any other Person, whether or not arising in connection with this Guaranty, the Credit Agreement, the Notes, the Letter of Credit Reimbursement Agreement, or any other Loan Document;

          (f) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Borrower or any other Person (including any guarantor) in respect of the Obligations, other than payment in full by the Borrower of the Obligations.

This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations is annulled, set aside, invalidated, declared to be fraudulent or preferential, rescinded or must otherwise be returned, refunded or repaid by the Bank upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower, or any other guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any other guarantor or any substantial part of the property of the Borrower or any other guarantor or otherwise, all as though such payment or payments had not been made. The obligations of the Guarantor under this Guaranty shall not be subject to reduction, termination or other impairment by reason of any setoff, recoupment, counterclaim or defense or for any other reason.

          SECTION 3. Continuing Guaranty. This is a continuing Guaranty, and all extensions of credit and financial accommodations heretofore, concurrently herewith or hereafter made by the Bank to the Borrower which constitute Obligations or are made in connection with the Obligations and all indebtedness of the Borrower now owned or hereafter acquired by the Bank which constitute Obligations or are made in connection with the Obligations shall be conclusively presumed to have been made or acquired in acceptance hereof.

          SECTION 4. Notice. The Bank agrees to give the following notices to the Guarantor before payment is due hereunder by the Guarantor: (i) five (5) days' written notice for any Event of Default set forth in Sections 12.1, 12.2, 12.3, and 12.4 of the Credit Agreement; (ii) fifteen
(15) days' written notice for an Event of Default set forth in Sections 12.5, 12.6, 12.7, 12.10, 12.11, 12.12, and 12.13
of the Credit Agreement; and (iii) no notice for any Event of Default set forth in Sections 12.8 and 12.9 of the Credit Agreement. If the Event of Default remains unremedied on the expiration of the applicable time period, the Bank may at such time pursue the Guarantor under the terms of this Guaranty without further notice or demand.

          SECTION 5. Waiver. This is an absolute Guaranty of payment and not of collection, and the Guarantor hereby waives 0.1 promptness, diligence, notice of acceptance, presentment, demand, protest, notice of protest and dishonor, notice of intent to accelerate, notice of acceleration and any other notice with respect to any of the Obligations and this Guaranty, except as set forth in Section hereof; and 0.1 any requirement that the Bank exhaust any right or take any action against the Borrower or any other Person or entity or that the Borrower or any other Person or entity be joined in any action hereunder. Should the Bank seek to enforce the obligations of the Guarantor hereunder by action in any court, the Guarantor waives any necessity, substantive or procedural, that a judgment previously be rendered against the Borrower or any other Person, or that any action be brought against the Borrower or any other Person, or that the Borrower or any other Person should be joined in such cause. Such waiver shall be without prejudice to the Bank at its option to proceed against the Borrower or any other Person, whether by separate action or by joinder.

          SECTION 6. Several Obligations. The obligations of the Guarantor hereunder are several from the Borrower or any other Person, including without limitation the other guarantors who are parties to the Guaranties, and are primary obligations concerning which the Guarantor is the principal obligor. The Guarantor agrees that this Guaranty shall not be discharged except by complete performance of the obligations of the Borrower or any other Person under the Notes, the Credit Agreement, the Letter of Credit Reimbursement Agreement, and any other Loan Document to which the Borrower or such Person is a party and by complete performance of the obligations of the Guarantor hereunder. The obligations of the Guarantor hereunder shall not be affected in any way by any receivership, insolvency, bankruptcy or other proceedings affecting the Borrower or any other Person or any of the Borrower's or such Person's assets, or the release or discharge of the Borrower or any other Person from the performance of any obligation contained in any promissory note or other instrument issued in connection with, evidencing or securing any indebtedness guaranteed by this instrument, whether occurring by reason of law or any other cause, whether similar or dissimilar to the foregoing.

          SECTION 7. Subrogation. The Guarantor will not have any right which it may acquire by way of subrogation or similar rights under this Guaranty, by reason of any payment made hereunder or otherwise, until (i) all of the Obligations shall have been paid in full, and (ii) the Bank's Commitment under the Credit Agreement shall have been terminated. If any amount shall be paid to the Guarantor purportedly on account of any such subrogation rights at any time when all the Obligations shall not have been paid in full or at such time as the Bank's Commitment under the Credit Agreement is in effect, such amount shall be held in trust for the benefit of the Bank and shall forthwith be paid to the Bank to be applied to the Obligations in such order as the Bank shall select.

          SECTION 8. Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Borrower under the Credit Agreement, the Letter of Credit Reimbursement Agreement, or the Notes is stayed upon the insolvency, bankruptcy or reorganization of the Borrower, all such amounts otherwise subject to acceleration under the terms of the Credit Agreement or the Letter of Credit Reimbursement Agreement shall nonetheless be payable by the Guarantor hereunder forthwith on demand by the holder or holders of the Notes or the obligee of the Letter of Credit Reimbursement Agreement.

          SECTION 9.  Representations  and Warranties.   The
Guarantor hereby represents and warrants as follows:

          (a)  The  Guarantor  (i) is  a  corporation   duly
organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation; (ii) has the corporate power to own its Properties and to carry on its business as now conducted; and (iii) is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction where such qualification is necessary, except when the failure to so qualify would not or does not have a Material Adverse Effect.

          (b) The Guarantor is not in default with respect to any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter, bylaw or other corporate restriction which default would have a Material Adverse Effect. Neither the execution and delivery of this Guaranty nor the consummation of the transactions contemplated hereby nor fulfillment of and
compliance   with   the  respective  terms,  conditions  and
provisions hereof or of any instruments required hereby will conflict with or result in a breach of any of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation or imposition of any Lien on any of the Property of the Guarantor pursuant to (i) the charter or bylaws applicable to the Guarantor; (ii) any law or any regulation of any
administrative   or  governmental  instrumentality;  (iii) any
order, writ, injunction  or  decree of any court; or (iv) the
terms,  conditions  or  provisions   of   any  agreement  or
instrument to which the Guarantor is a party or by which it is bound or to which it is subject.

          (c) The representations and warranties of the Guarantor contained in each Loan Document to which Guarantor is a party are true and correct in all material respects so as to provide to the Bank and to permit them to realize the benefits intended to be provided by, and obtained from, each such Loan Document.

          (d) The Guarantor has received, or will receive, direct or indirect benefit from the making of this Guaranty.

          (e) Except as disclosed in the Guarantor's audited financial statements as of December 31, 1995, and the Guarantor's unaudited financial statements as of September 30, 1996, there is no: (a) action or proceeding pending or, to the knowledge of the Guarantor, threatened against the Borrower or the Guarantor before any court, administrative agency or arbitrator which is reasonably expected to have a Material Adverse Effect; (a) judgment outstanding against the Guarantor for the payment of money which would have a Material Adverse Effect; or (a) other outstanding judgment, order or decree affecting the Borrower or the Guarantor before or by any administrative or governmental authority, compliance with or satisfaction of which may reasonably be expected to have a Material Adverse Effect.

          (f) The Guarantor is not in default under or in violation of the provisions of any instrument evidencing any Debt or of any agreement relating thereto or any judgment, order, writ, injunction or decree of any court or any order, regulation or demand of any administrative or governmental instrumentality which default or violation might have a Material Adverse Effect.

          (g) The Guarantor's execution, delivery and performance of this Guaranty and any Loan Document to which Guarantor is a party does not require the consent or approval of any Governmental Authority or any other Person. The consummation and the effectuation of the transactions contemplated under this Guaranty and any Loan Document to which Guarantor is a party do not require the consent or approval of any Governmental Authority or any other Person, except such consents and approvals as have been obtained.

          (h) This Guaranty is, and all other documents and instruments executed in connection herewith when delivered will be, legal, valid and binding obligations of the Guarantor, enforceable against the Guarantor in accordance with their respective terms, except as such enforceability may be (a) limited by the effect of any Debtor Laws and
(a) subject to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          (i) The Guarantor has the corporate power and authority to make, execute, deliver and carry out this Guaranty and the transactions contemplated herein, and to perform its obligations hereunder and all such action has been duly authorized by all necessary corporate proceedings on its part. This Guaranty has been duly and validly executed and delivered by the Guarantor.

          (j) The Guarantor is not in violation of any governmental requirement which violation (in the event such violation was asserted by any Person) would have a Material
Adverse Effect.

          (k) The Guarantor has good and marketable title to its assets.

          (l) The Guarantor has filed all tax returns required to be filed and has paid all taxes shown on said returns and all assessments which are due and payable (except such as are being contested in good faith by appropriate proceedings for which adequate reserves for their payment have been provided in a manner consistent with the generally accepted accounting practices consistently applied). The Guarantor is not aware of any pending investigation by any taxing authority or of any claims by any governmental authority for any unpaid taxes, except for audits for tax years 1987 through 1989 and certain audits conducted in various states, as well as other matters reflected in the Guarantor's financial statements.

          (m) The Guarantor is not an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

          (n) The Guarantor is not a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company", or an affiliate of a "subsidiary company" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

          (o) No Reportable Event (as defined in Section 4043(b) of ERISA) has occurred with respect to any Plan. Each Plan complies in all material respects with all applicable provisions of ERISA, and the Guarantor has filed all reports required by ERISA and the Code to be filed with respect to
each  Plan.   The  Guarantor  has  no knowledge of any event
which could result in a liability of the Guarantor to the Pension Benefit Guaranty Corporation. The Guarantor has met
all  requirements  with respect to funding the Plans imposed
by ERISA or the Code.   Since the effective date of Title IV
of ERISA, there have not been any, nor are there now existing any, events or conditions that would permit any Plan to be terminated under circumstances which would cause the lien provided under Section 4068 of ERISA to attach to any property of the Guarantor. The value of the Plans' benefits guaranteed under Title IV of ERISA on the date hereof does not exceed the value of such Plans' assets allocable to such benefits as of the date of this Guaranty and shall not be permitted to do so hereafter.

          (p) The Guarantor owns or has obtained all governmental permits, certificates of authority, leases, patents, trademarks, service marks, trade names, copyrights, franchises and licenses, and rights with respect thereto, required or necessary (or, in the sole and independent judgment of the Guarantor, prudent) in connection with the conduct of its business as presently conducted or as proposed to be conducted, except for those the absence of which would not have a Material Adverse Effect.

          (q) (i) All facilities and property owned or leased by the Guarantor have been and continue to be, owned or leased and operated by the Guarantor in compliance with
all   Environmental   Laws,   except   for   violations   of
Environmental   Laws,  which  violations  have  no  Material
Adverse Effect; (ii) there has not been (during the period of the Guarantor's ownership or lease) any Release of Hazardous Materials at, on or under any property now (or, to the Guarantor's knowledge, previously) owned or leased by the Guarantor (A) that required, or may reasonably be expected to require, the Guarantor to expend funds on remediation or clean-up activities pursuant to any Environmental Law except for remediation or clean-up activities that would not be reasonably expected to have a Material Adverse Effect, or
(B) that otherwise, singly or in the aggregate, has, or may reasonably be expected to have, a Material Adverse Effect;
(iii) the Guarantor has been issued and is in compliance with all permits, certificates, approvals, orders, licenses and
other   authorizations  relating  to  environmental  matters
necessary for its business, the absence of which would not have a Material Adverse Effect; and (iv) there are no polychlorinated biphenyls (PCB's) or asbestos-containing materials or surface impoundments in any of the facilities now (or, to the knowledge of the Guarantor, previously) owned or leased by the Guarantor in violation of applicable Environmental Laws, except for violations of Environmental Laws which violations have no Material Adverse Effect;
(v) Hazardous Materials have not been generated, used, treated, recycled, stored or disposed of in any of the facilities or on any of the property now (or, to the knowledge of the Guarantor, previously) owned or leased by the Guarantor during the time of the Guarantor's ownership in violation of applicable Environmental Laws, except for violations of Environmental Laws which violations have no Material Adverse Effect; and (vi) no underground storage tank located on the property now (or, to the knowledge of the Guarantor, previously) owned or leased by the Guarantor has been (and to the extent currently owned or leased is) operated in violation of applicable Environmental Laws, except for violations of Environmental Laws which violations have no Material Adverse Effect.

         (r) The business and operations of the Guarantor as conducted at all times relevant to the transactions contemplated by this Guaranty shall have been and shall be in compliance in all respects with all applicable State and Federal laws, regulations and orders affecting the Guarantor and the business and operations of the Guarantor, except for violations, regulations, and orders which have no Material Adverse Effect.

          (s) Upon giving effect to (A) the execution of this Guaranty and (B) the consummation of the transactions contemplated under this Guaranty, the following are true and correct after reasonable investigation:

               (i) The fair saleable value of the assets of the Guarantor exceeds the amount that will be required to be paid on or in respect of the existing debts and other liabilities (including, without limitation, pending or overtly threatened litigation in amounts in excess of effective insurance coverage and all other contingent liabilities) of the Guarantor, as they mature.

               (ii) The net assets of the Guarantor do not constitute unreasonably small capital for the Guarantor to carry out its business as now conducted and as proposed to be conducted including the capital needs of the Guarantor, taking into account the particular capital requirements of the business conducted by the Guarantor, and projected capital requirements and capital availability thereof.

               (iii) The Guarantor does not intend to incur Debt beyond its ability to pay such Debt as it matures (taking into account the timing and amounts of cash to be received by the Guarantor, and of amounts to be payable, on or in respect of, Debt of the Guarantor).

          SECTION 10.   Covenant.  The Guarantor shall deliver
to the Bank in duplicate:

          (a) as soon as available, and in any event within ninety (90) days after the end of each fiscal year of the Guarantor, a copy of the audited financial report of the Guarantor as of the end of such fiscal year and for the period then ended, containing a balance sheet, statements of income and stockholders' equity, and a cash flow statement, all in reasonable detail and certified by a financial officer of the Guarantor, to have been prepared in accordance with generally accepted accounting principles consistently applied, except as may be explained in such certificate;

          (b) as soon as available, and in any event within forty-five (45) days after the end of each quarterly accounting period in each fiscal year of the Guarantor
(including the fourth quarter), an unaudited financial report of the Guarantor as at the end of such quarter and for the period then ended, containing a balance sheet, statements of income and stockholder's equity and a cash flow statement, all in reasonable detail and certified by a financial officer of the Guarantor to have been prepared in accordance with generally accepted accounting principles consistently applied, except as may be explained in such certificate;

          (c) copies of all statements and reports sent to stockholders of the Guarantor or filed with the Securities and Exchange Commission; and

          (d)  such    additional   financial    or    other
information as the Bank may reasonably request.

          SECTION 11.  Amendments,   Etc.   No  amendment  or
waiver of any provision of this Guaranty nor consent to any departure by the Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by the Bank and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          SECTION 12. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, facsimile or cable communication) and mailed, telegraphed, telexed, transmitted, cabled or delivered, if to the Guarantor, at its address:

                    1615 Poydras Street
                    New Orleans, Louisiana 70112
                    Attention: Robert R. Boyce
                    Telephone No.:  (504) 582-4144
                    Telecopy No.:  (504) 582-4511

with copies to:

                    Charles E. Holmes
                    1615 Poydras Street
                    New Orleans, Louisiana 70112
                    Telephone No.:  (504) 582-1982
                    Telecopy No.:  (504) 582-4139

and the Borrower as set forth in Section 14.6 of the Credit Agreement; if to the Bank, at the address for the Bank's Domestic Lending Office, as the case may be, set forth in the Credit Agreement, or, as to each party, at such other address as shall be designated by such party in a written notice to the other party. All such notices and communications shall be effective three (3) days after deposit in the mail, postage pre-paid, or when delivered to the telegraph company, confirmed by telex answerback, transmitted by telecopier or delivered to the cable company, respectively.

          SECTION 13. No Waiver; Remedies. No failure on the part of the Bank to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

          SECTION 14. Right of Set-off. Upon the occurrence and during the continuance of any Event of Default, the Bank is hereby authorized at any time and from time to time, without notice to the Guarantor (any such notice being expressly waived by the Guarantor) to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Bank to or for the credit or the account of the Guarantor against any and all of the obligations of the Guarantor now or hereafter existing under this Guaranty, irrespective of whether or not the Bank shall have made any demand under this Guaranty and although such obligations may be contingent and unmatured. The rights of the Bank under this Section 14 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Bank may have. The right of set-off contained herein shall not extend to funds of the Guarantor on account at The Chase Manhattan Bank (National Association), a New York banking corporation, located at One Chase Manhattan Plaza, New York, New York 10081.

          SECTION 15. Costs, Expenses and Taxes. The Guarantor agrees to pay, and cause to be paid, on demand
(a) all costs and expenses of the Bank in connection with the preparation, execution, delivery, modification, amendment, filing, and recording of this Guaranty and any of the documents or instruments evidencing the Obligations and any other agreements or documents delivered in connection with any of the Obligations, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Bank with respect thereto and with respect to advising the Bank as to its rights and responsibilities under this Guaranty; (a) all costs and expenses, if any (including reasonable counsel fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Guaranty; and (a) all costs and expenses of the Bank in connection with due diligence, transportation, and duplication incurred in connection with or reasonably related to the transactions contemplated hereunder. The Guarantor agrees to pay interest on any expenses or other sums due to the Bank hereunder that are not paid when due at a rate per annum equal to the Highest Lawful Rate. In addition, the Guarantor shall pay any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this Guaranty and any of the documents or instruments evidencing the Obligations, and agrees to save the Bank harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes. The agreements of the Guarantor contained in this Section shall survive the payment of all other amounts owing hereunder or under any of the other Obligations.

          SECTION 16. Indemnity. To the fullest extent permitted by applicable law, the Guarantor agrees to indemnify, protect and save harmless the Bank from and against any and all claims, losses, liabilities costs and expenses of any kind or nature whatsoever, arising out of, or resulting from (a) this Guaranty, the Credit Agreement, the Notes, the Loan Documents (including, without limitation, enforcement of this Guaranty, the Credit Agreement, the Notes, the Loan Documents), Borrower's
activities in connection with the Guaranty, the Credit Agreement, the Note, the Loan Documents, or Borrower's Property, and the actions of any employee, officer, director, agent, shareholder, invitee, licensee, contractor, or manager of Borrower or the Bank in connection therewith (collectively, the "Indemnified Liabilities"), to the extent that the Indemnified Liabilities arise out of or by reason of claims made by any Person, including the Bank, except claims, losses or liabilities resulting from the gross negligence or willful misconduct of the Bank; provided that it is the intention of the Guarantor to indemnify the Bank and parties related to the Bank hereinbefore described against the consequences of their own negligence.

          SECTION 17. Separability. Should any clause, sentence, paragraph, subsection or Section of this Guaranty be judicially declared to be invalid, unenforceable or void, such decision will not have the effect of invalidating or voiding the remainder of this Guaranty, and the parties hereto agree that the part or parts of this Guaranty so held to be invalid, unenforceable or void will be deemed to have been stricken herefrom and the remainder will have the same force and effectiveness as if such part or parts had never been included herein.

          SECTION   18.  Captions.   The  captions  in  this
Guaranty have been inserted for convenience only and shall be given no substantive meaning or significance whatever in construing the terms and provisions of this Guaranty.

          SECTION 19. Continuing Guaranty; Transfer of Notes. This Guaranty is a continuing guaranty and shall 0.1 remain in full force and effect until payment in full of the
Obligations  and  all  other   amounts  payable  under  this
Guaranty; 0.1 be binding upon the Guarantor, its successors and assigns; and 0.1 inure to the benefit of and be enforceable by the Bank and its respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), the Bank may assign or otherwise transfer the Notes to any other Person in accordance with the terms and provisions set forth in the Credit Agreement, and such other Person shall thereupon become vested with all the rights and benefits in respect thereof granted to the Bank herein or otherwise.

          SECTION 20. Confirmation of Release. Upon the expiration of all time periods during which payments made pursuant to this Guaranty could be annulled, set aside, invalidated, declared to be fraudulent or preferential or otherwise returned, refunded or repaid by the Bank upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower, and at such time as the Obligations have been discharged in full, the Bank shall confirm the discharge of the Guarantor from its obligations hereunder.

          SECTION 21. Limitation by Law. All rights, remedies and powers provided in this Guaranty may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Guaranty are intended to be subject to all applicable mandatory provisions of law which may be controlling and to be limited to the extent necessary so that they will not render this Guaranty invalid, unenforceable, in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law.

          SECTION 22. Survival of Representations and Warranties. All representations and warranties contained in this Guaranty or made in writing by or on behalf of the
Guarantor in connection herewith, shall survive the execution and delivery of this Guaranty and shall continue after the repayment of the Notes and the termination of the Commitments. Any investigation by the Bank shall not diminish in any respect whatsoever their right to rely on such representations and warranties.

          SECTION 23. GOVERNING LAW; TERMS. THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS AND APPLICABLE FEDERAL LAW. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE GUARANTOR HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF TEXAS AND ANY TEXAS STATE COURT SITTING IN HARRIS COUNTY, TEXAS FOR THE PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY.

          SECTION 24. Definitions. Certain capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement. Certain capitalized terms not otherwise defined herein or in the Credit Agreement shall have the respective meanings set forth below:

          "Material Adverse Effect" shall mean any material adverse effect on (a) the financial condition, business, properties, assets, prospects or operations of the Guarantor, or (b) the ability of the Guarantor to perform its obligations under this Guaranty on a timely basis.

          "Plan" shall mean any plan subject to Title IV of ERISA and maintained for employees of the Guarantor or of any member of a "controlled group of corporations," as such term is defined in the Code, of which the Guarantor is a member, or any such plan to which the Guarantor is required to contribute on behalf of its employees.

          THIS GUARANTY, TOGETHER WITH THE OTHER LOAN DOCUMENTS, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

          THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE
PARTIES.

          IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed by its respective officer thereunto duly authorized, on the date set forth in the acknowledgment, to be effective as of the date first above written.

                                FREEPORT-McMoRan INC.,
                                a Delaware corporation



                                By:

                                Name:

                                Title:


                                Address:
                                           1615 Poydras Street
                                           New Orleans, Louisiana 70112

STATE OF LOUISIANA

PARISH OF ORLEANS


     On this ____ day of December, 1996, before me appeared ___________________, to me personally known, who, being by me duly sworn did say that he is the _________________ of FREEPORT-McMoRan INC., a Delaware corporation, and that the seal affixed to said instrument is the corporate seal of said corporation and that said instrument was signed and sealed in behalf of said corporation by authority of its board of directors and said ____________________ acknowledged said instrument to be the free act and deed of said corporation.



                               Notary Public, State of Louisiana


                               (Typed or Printed Name of Notary)

                        EXHIBIT "F"
                        FTX GUARANTY